Exhibit 99.1

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2013 (unaudited)	December 31, 2012
Assets
Cash and cash equivalents—unrestricted	$61,255	$88,563
Cash and cash equivalents—restricted	20,964	20,748
Cash and cash equivalents—restricted of consolidated CLOs	209,939	75,105
Due from separate accounts	2,734	2,128
Investments in trading securities, at fair value	60,504	59,982
Investments in trading securities, at fair value of consolidated CLOs	20,034	18,970
Investments in available for sale securities, at fair value (amortized cost: $15,187 and $15,693 in 2013 and 2012, respectively)	15,725	16,303
Investments in loans, at fair value	24,903	20,423
Investments in loans, at fair value of consolidated CLOs	989,088	741,743
Loans owned, at amortized cost—pledged, net of allowance	22,576	5,467
Investments in partially-owned entities	8,395	8,388
Derivative financial instruments, at fair value	250	834
Due from brokers, dealers, and trustees	4,174	8,539
Due from brokers, dealers, and trustees consolidated CLOs	6,309	9,034
Real estate	140,959	118,827
Reinsurance receivables	8,810	8,802
Management fee receivables	238	249
Policy loans	101,585	99,123
Insurance policies and contracts acquired	40,926	41,379
Deferred policy acquisition costs	4,128	3,878
Separate account assets	4,306,914	4,035,053
Deferred tax assets, net	4,117	5,342
Notes receivable	1,224	—
Accrued interest and dividends receivable	1,147	1,642
Accrued interest and dividends receivable of consolidated CLOs	4,205	6,660
Deferred debt issuance costs of consolidated CLOs	4,977	—
Intangible assets	124,937	125,225
Goodwill	396	396
Other assets of consolidated CLOs	109	145
Other assets	14,226	10,854

Total assets	$6,205,748	$5,533,802

Liabilities and Capital
Liabilities:
Derivative financial instruments, at fair value	$2,909	$3,172
U.S. Treasuries, short position	20,065	20,175
Mortgage notes payable	112,884	95,232
Notes payable	99,167	111,399
Notes payable of consolidated CLOs	921,534	560,768
Policy liabilities	111,343	108,868
Separate account liabilities	4,306,914	4,035,053
Due to brokers, dealers and trustees of consolidated CLOs	66,625	43,396
Accrued interest payable	357	420
Accrued interest payable of consolidated CLOS	7,578	4,858
Other liabilities and accrued expenses of consolidated CLOs	117	306
Other liabilities and accrued expenses	12,937	14,567

Total liabilities	5,662,430	4,998,214

Capital:
Partners capital:
General partner	—	—
Limited partnership units	211,800	211,770
Convertible preferred units	38,128	37,208
Warrants	3,540	3,540
Accumulated other comprehensive income	4,735	4,838
Retained earnings	172,809	169,950
Appropriated retained earnings of consolidated CLO vehicles	101,424	102,635
Incentive allocation	(11,475)	(11,475)

Total partnership capital	520,961	518,466
Noncontrolling interest	22,357	17,122

Total capital	543,318	535,588

Total liabilities and capital	$6,205,748	$5,533,802

See accompanying notes to consolidated financial statements.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(dollars in thousands—except share and per share data)

	Three months ended March 31, 2013	Three months ended March 31, 2012
Net realized gains (losses) and change in unrealized appreciation (depreciation) on investments:
Net realized gains—trading securities	$—	$841
Net realized gains—available for sale securities	31	67
Net realized losses—loans of consolidated CLOs	(663)	—
Net realized gains—foreign exchange	122	—
Income/(loss) from investments in partially-owned entities, net	90	(223)
Change in unrealized appreciation – trading securities	956	5,411
Change in unrealized appreciation/(depreciation)—loans of consolidated CLOs	3,116	(10,794)
Change in unrealized appreciation/(depreciation)—derivatives	(321)	104
Change in unrealized depreciation—foreign exchange	(77)	—

Net realized and unrealized gains (losses)	3,254	(4,594)

Investment income:
Margin and bank interest income	1	1
Security interest income	3,025	2,623
Loan interest income of consolidated CLOs	14,111	13,253
Fees on separate account	17,237	4,768
Rental revenue	3,841	3,442
Management Fee income	137	280
Other income	409	435

Total investment income	38,761	24,802

Total net realized and unrealized gains (losses) and investment income	42,015	20,208

Expenses:
Interest expense	5,158	1,874
Interest expense of consolidated CLOs	11,983	7,616
Non cash compensaton expense	6	8
Payroll expense	8,236	2,651
Professional fees	1,371	2,374
Professional fees of consolidated CLOs	210	233
Change in future policy benefits	1,117	986
Mortality expenses	2,614	2,394
Commission expense	555	451
Depreciation and amortization expenses	1,269	1,041
Other expenses	4,717	1,831

Total expenses	37,236	21,459

Net income (loss) before taxes	4,779	(1,251)
Income tax expense (benefit)	1,299	(276)

Net income (loss)	3,480	(975)
Less net income attributable to the noncontrolling interest	77	(138)
Less net loss attributable to the VIE subordinated noteholders	(1,211)	(8,712)

Net income	$4,614	$7,875

Net income per common LP unit:
Basic	$0.27	$0.61
Diluted	0.26	0.60
Weighted average number of common LP units:
Basic	12,816,578	10,257,830
Diluted	12,995,188	10,464,771

See accompanying notes to consolidated financial statements.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (unaudited)

(dollars in thousands)

	Three months ended March 31, 2013
	Direct Pre- Tax	Tax Liability		Net After-Tax
Net income:	$4,614	$		$4,614
Other comprehensive income:
Net unrealized holding losses on securities available for sale	(56)		(20)	(76)
Less: reclassification adjustment for net gains included in net income	31		(11)	20
Unrealized net change in percent ownership of subsidiary realized in net income	(58)		—	(58)

Other comprehensive income:	(83)		(31)	(114)

Total comprehensive income	$4,531		$(31)	$4,500

	Three months ended March 31, 2012
	Direct Pre- Tax	Tax Liability		Net After-Tax
Net income:	$7,875	$		$7,875
Other comprehensive income:
Net unrealized holding losses on securities available for sale	(47)		(16)	(63)
Less: reclassification adjustment for net gains included in net income	67		(23)	44
Unrealized net change in percent ownership of subsidiary included in net income	(59)		—	(59)

Other comprehensive income:	(39)		(39)	(78)

Total comprehensive income	$7,836		$(39)	$7,797

See accompanying notes to consolidated financial statements

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statement of Changes in Capital (unaudited)

Three Months Ended March 31, 2013

(dollars in thousands)

	General partner	Limited partnership units	Convertible preferred units	Warrants	Accumulated other comprehensive income	Appropriated retained earnings of consolidated CLO vehicles	Retained earnings (deficit)	Incentive allocation	Noncontrolling interest	Total
Balance at December 31, 2012	$—	$211,770	$37,208	$3,540	$4,838	$102,635	$169,950	$(11,475)	$17,122	$535,588
Capital contributions	—	—	—	—	—	—	—	—	—	—
Performance allocation of subsidiary	—	—	—	—	—	—	—	—	—	—
Acquisition of TAMCO	—	—	—	—		—	—	—	—	—
Capital distributions	—	—	—	—	—	—	(811)	—	(141)	(952)
Distributions to Tricadia Capital	—	—	—	—	—	—	—	—	—	—
Net unrealized appreciation on available for sale securities (net of tax $11)	—	—	—	—	(45)	—	—	—	26	(19)
Amortization of restricted units and options	—	—	—	—	—	—	(24)	—	—	(24)
Net changes in percentage ownership of subsidiary	—	—	—	—	(58)	—	—	—	5,273	5,215
Vesting of restricted LP units	—	30	—	—	—	—	—	—	—	30
Accretion of convertible preferred	—	—	917	—	—	—	(917)	—	—	—
Accrual of convertible preferred distributions	—	—	3	—	—	—	(3)	—	—	—
Net income	—	—	—	—	—	(1,211)	4,614		77	3,480

Balance at March 31, 2013	$—	$211,800	$38,128	$3,540	$4,735	$101,424	$172,809	$(11,475)	$22,357	$543,318

See accompanying notes to consolidated financial statements.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three months ended March 31, 2013	Three months ended March 31, 2012
Cash flows from operating activities:
Net income attributable to the Partnership	$4,614	$7,875
Net income attributable to the noncontrolling interest	77	(138)
Net loss attributable to VIE subordinated note holders	(1,211)	(8,712)

Total net income	3,480	(975)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net realized losses—trading securities	—	29
Net realized gains—available for sale securities	(31)	(69)
Net realized (gains)\losses—loans	663	(870)
Net realized gains—foreign exchange	(122)	—
Gain on sale of partially-owned entities	—	(81)
Increase in other liabilities and accrued expenses	(54)	(1,104)
Change in unrealized appreciation—trading securities	(956)	(5,411)
Change in unrealized depreciation/(appreciation)—loans	(3,116)	10,794
Change in unrealized depreciation—foreign exchange	77	—
Change in unrealized depreciation/(appreciation)—derivatives	321	(522)
(Income)/loss from investments in partially-owned entities, net	(90)	724
Increase in payment in kind interest	(235)	—
Increase in restricted cash	(140,026)	(7,559)
Decrease/(increase) in due from brokers, dealers, and trustees	3,972	(136)
Decrease in accrued interest and dividends receivable	2,941	3,448
Distribution of loss/ (income) from partially-owned entities	83	(2,882)
Deferred federal income tax	1,251	(276)
Decrease/(increase) in due from separate accounts	(606)	2,889
Increase in reinsurance receivables	(8)	(4)
Increase in deferred policy acquisition costs	(250)	—
Decrease/(increase) in other assets	(5,299)	7,507
Increase/(decrease) in accrued interest payable	2,682	(2,930)
Non-cash incentive fee	—	11
Non cash compensation expense	92	77
Non cash interest from investments in loans	(37)	—
Accretion of discounts and depreciation expense	1,239	3,296
Amortization and write off of deferred financing costs	13	67
Accretion of mortgage note discount	5	—
Increase in policy liabilities	2,472	(3,217)

Net cash (used in)/provided by operating activities	(131,539)	2,806

Cash flows from investing activities:
Purchases of trading securities	(24,668)	—
Purchases of available for sale securities	(2,114)	(2,027)
Purchases of derivatives	—	15,168
Purchases of real estate	(97)	(41)
Purchases of loans	(340,926)	(90,803)
Purchases of fixed assets	(2)	—
Proceeds from principal paydowns of trading securities	5	117
Proceeds from sales of loans	41,225	84,638
Proceeds from loan repayments	67,871	87
Proceeds from sales of trading securities	20,508	4,715
Proceeds from notes receivable	(1,224)	—
Proceeds from foreign exchange	45	—
Proceeds from sales of available for sale securities	2,590	2,158
Proceeds from maturities of available for sale securities	12	196
Increase in policy loans	(2,461)	2,435
Change due to consolidation of trusts	—	406

Net cash (used in) /provided by investing activities	(239,236)	17,049

(continued)

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited) (continued)

(dollars in thousands)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Cash flows from financing activities:
Capital distributions paid	$(811)	$(587)
Distribution payable to Tricadia	—	(8,082)
Principal payments under mortgage notes payable	(371)	(383)
Partial paydown of loan	(1,250)	—
Repurchase of common stock of subsidiary	(2)	—
Payment of placement costs	(38)	(64)
Proceeds from issuance of notes payable	345,939	(3,943)

Net cash provided by/(used in) financing activities	343,467	(13,059)

Net increase/(decrease) in cash	(27,308)	6,796
Cash and cash equivalents—unrestricted—beginning of period	88,563	97,009

Cash and cash equivalents—unrestricted—end of period	$61,255	$103,805

Supplemental disclosure of cash flow information:
Cash paid for interest	$8,128	$—
Noncash investing and financing activities:
Capital change due to equity compensation	21	8

See accompanying notes to consolidated financial statements.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(1)	Organization

Tiptree Financial Partners, L.P. (Tiptree) is a Delaware limited partnership that was formed on May 23, 2007 and commenced operations on June 12, 2007. Tiptree, together with its consolidated subsidiaries (collectively, the Partnership) is a diversified holding company that acquires majority controlling equity interests in businesses and credit assets and related securities. The Partnership’s specific focus is on three sectors of financial services: insurance, real estate, and specialty finance. Tricadia Capital, LLC, a Delaware limited liability company, is the general partner of the Partnership (General Partner). As of March 31, 2013, the General Partner had no capital in the Partnership.

Since inception of Tiptree through May 31, 2010, the external manager of Tiptree had been Tricadia Capital Management, LLC (Tricadia Capital), a Delaware limited liability company. Effective June 1, 2010, Tricadia Capital assigned all of its obligations and rights under the Tiptree management agreement to external manager Tiptree Capital Management, LLC (Tiptree Capital). With the acquisition of Tiptree Asset Management Company, LLC (TAMCO) effective on June 30, 2012, Tiptree’s management was internalized.

On December 31, 2012, the Partnership entered into an agreement (the Contribution Agreement) to combine its businesses with the business of its majority-owned subsidiary, Care Investment Trust Inc. (Care), to form a financial services operating company that will hold and manage their combined assets and liabilities.

On July 1, 2013 (the Closing Date), the Partnership completed the previously announced transaction between Tiptree and Care, as described on page 56 of Care’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 13, 2013. In connection with the closing of the transaction, Care changed its name to “Tiptree Financial Inc.” and remains a public company.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

Acquisition of businesses

TAMCO

On June 30, 2012, Tiptree acquired from Tricadia Holdings, L.P. (Tricadia), a controlling financial interest in TAMCO which manages the assets of the subsidiaries of Tiptree as well as other entities, such as collateralized loan obligations (CLOs) and trusts. The two CLOs that TAMCO managed had assets of $810,600 and related note payables of $736,300 at par value as of June 30, 2012. Given Tricadia’s controlling position in relation to both TAMCO and Tiptree, this combination was accounted for as a combination of entities under common control. As a result, the assets and liabilities of TAMCO, including the CLOs, have been presented as if they had been consolidated by the Partnership as of January 1, 2010 and their results of operations included in the Partnership’s results of operations going forward. The application of this “as-if pooling of interests” required the previously issued consolidated financial statements of Tiptree to be recast to reflect such activity. In conjunction with this combination, Tiptree issued 2,197,347 common units and 750,000 warrants collectively worth $57.7 million to Tricadia in return for a 99% controlling interest in TAMCO. The warrants issued have a $23.715 strike price and can be exercised at any time over a ten year period.

The acquisition of controlling interests in each of the Partnership’s businesses, discussed below, has been accounted for under the purchase method of accounting. The purchase price allocations were based on estimates of fair values of the assets acquired and liabilities assumed at the acquisition date. The fair values of the acquired net assets were determined using observable and unobservable information. There was no goodwill as a result of these acquisitions nor were there any contingency arrangements that impacted the valuation. The results of operations of each of the Partnership’s acquisitions are included in the consolidated financial statements from the date of acquisition.

MFCA

During the period February 5 through February 6, 2009, Tiptree acquired a controlling financial interest (approximately 57%) of the outstanding limited liability company interests of Muni Funding Company of America, LLC (MFCA), a specialty finance holding company that invests directly and indirectly in U.S. federally tax exempt bonds. Tiptree paid $12,838 for a controlling financial interest with an acquisition date fair value of $20,594, which resulted in a bargain purchase gain of $7,756. As of December 31, 2009, Tiptree had increased its ownership to approximately 75% of the outstanding limited liability company interests of MFCA as a result of a tender and rights offering. In June 2011, Tiptree acquired 100% of the outstanding limited liability company interests of MFCA as a result of a tender offer and merger. These subsequent increases to Tiptree’s ownership interest in MFCA were accounted for as capital transactions with no gain or loss recognized in the consolidated statements of operations. The carrying amount of the noncontrolling interest was reduced to reflect Tiptree’s increase in its ownership interest in MFCA. The difference between the consideration paid and the amount by which the noncontrolling interest was reduced has been included in accumulated other comprehensive income within capital.

Philadelphia Financial Group, Inc.

On June 23, 2010, Tiptree acquired all of the outstanding Common Shares of Philadelphia Financial Group, Inc. (PFGI) (formerly known as PFG Holdings, Inc.) and its subsidiaries (collectively, PFG), a provider of private placement life insurance as well as a third party administrator of corporate and bank owned life insurance. Tiptree paid $28,500 for a 100% controlling financial interest with an

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

acquisition-date fair value of $65,209, which resulted in a bargain purchase gain of $36,709. Deferred acquisition costs and deferred revenues were excluded in the determination of assets acquired and liabilities assumed as they do not represent future cash flows. An intangible asset related to the present value of future profits was recognized on the acquisition date.

On December 16, 2010, PFG initiated a recapitalization whereby Tiptree exchanged its 9,098 original PFG Common Shares in return for 2,850,000 shares of Series A participating preferred stock along with 2,850,000 shares of newly issued common stock. In addition, through the issuance of an additional 985,352 shares of Series A participating preferred stock and 985,352 Common Shares, PFG raised an additional $9,854 of which Tiptree contributed $4,076. This additional capital raised reduced Tiptree’s ownership percentage from 100% to approximately 84.94%. During the first quarter of 2011, PFG issued 148,100 shares each of Common Shares and Series A participating preferred stock to PFG employees. PFG also issued 21,548 shares each of Common Shares and Series A participating preferred stock to an outside investor during the same timeframe. These share issuances reduced Tiptree’s ownership percentage to approximately 81.34%. During the third quarter of 2012, PFG issued 2,000,000 shares each of Common Shares and Series A participating preferred stock as part of a $25,000 capital raise in which Tiptree was the primary participant. This resulted in an increase in Tiptree’s ownership percentage to approximately 86.0%. These subsequent changes to Tiptree’s ownership interest in PFG were accounted for as capital transactions with no gain or loss recognized in the consolidated statements of operations. The carrying amount of the noncontrolling interest was adjusted to reflect Tiptree’s change in its ownership interest in PFG. Any difference between the consideration paid and the amount by which the noncontrolling interest was reduced has been included in accumulated other comprehensive income within capital.

On December 28, 2012, the Partnership issued a note payable in the amount of $2,500 million at an annual interest rate of 5%. This note was payment for 6.6% of the issued and outstanding Series A preferred stock and 8.8% of the issued and outstanding Common stock of PFG. This acquisition increased Tiptree’s ownership percentage to 93.58%.

On July 13, 2012, PFG purchased certain assets of Hartford Life Private Placement, LLC (HLPP) from affiliates of The Hartford Financial Services Group, Inc. (Hartford) for a purchase price of $117,500. PFG and certain insurance subsidiaries of Hartford entered into a long-term servicing agreement whereby PFG administers approximately $35 billion of the corporate owned life insurance (COLI) and bank owned life insurance (BOLI) and private placement insurance business previously serviced by HLPP in exchange for a fee.

Funding for the acquisition was provided in the form of equity of $23,500 issued by PFG and debt of $100,000 issued by PFG to an affiliate of Hartford.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

The purchase price was allocated to assets acquired as follows:

Intangible assets:
Administrative servicing asset	$115,942
Software license	588
Goodwill	396
EDP equipment	424
Furniture and equipment	150

Total	$117,500

Care Investment Trust Inc.

On August 13, 2010, Tiptree acquired a controlling financial interest in Care Investment Trust Inc. (Care), a real estate investment trust (REIT) with a geographically diverse portfolio of senior housing and healthcare-related assets in the United States. The sale resulted from a combination of a $55,665 equity investment by Tiptree in newly issued common stock of Care at $9.00 per share and a cash tender by Care for all of Care’s previously issued and outstanding shares of common stock. 97.4% of previously existing shareholders tendered their shares in connection with this transaction and Care simultaneously issued to Tiptree 6,185,050 newly issued shares of Care’s common stock, representing a 92.2% controlling financial interest in Care. Including the purchase of outstanding Care warrants, Tiptree paid a total $55,765, which resulted in a bargain purchase gain of $20,801.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying unaudited consolidated financial statements of the Partnership are prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements are presented in U.S. dollars, the main operating currency of the Partnership. The consolidated financial statements prepared under GAAP for all periods presented have been retroactively restated as if TAMCO was part of the consolidated group as of January 1, 2010. All intercompany items have been eliminated for these periods.

(b)	Principles of Consolidation

The consolidated financial statements reflect the consolidated accounts of Tiptree and (i) its wholly-owned subsidiaries, (ii) subsidiaries in which it has a controlling interest, and (iii) certain other entities known as variable interest entities (VIEs) in which Tiptree, through its subsidiaries, is deemed to be the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. This consolidation, particularly with respect to the VIEs, significantly impacts these consolidated financial statements.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(c)	Variable Interest Entities

ASC Topic 810, Consolidations, requires the consolidation of a VIE into the financial statements of the entity that is considered the VIE’s primary beneficiary. ASC Topic 810 provides a framework for determining whether an entity should be considered a VIE and accordingly evaluated for consolidation. If an entity is a VIE, it would then need to be determined whether Tiptree’s relationship, direct or indirect through subsidiaries, to the VIE (whether contractual, through direct investments in the entity, or otherwise) results in a variable interest. If Tiptree does have a variable interest in the entity, it would then need to be determined whether Tiptree is deemed to be the primary beneficiary. For VIEs, if Tiptree is deemed to (i) have the power to direct the activities of the VIE that most significantly impact the economic performance and (ii) either the obligation to absorb losses or the right to receive benefits that could be significant to the VIE, then Tiptree would be deemed to be the primary beneficiary of the VIE and would be required to consolidate the VIE. Generally, TAMCO’s contractual relationship as collateral manager of the CLOs described herein satisfies criteria (i) of the prior sentence, and its ownership interests in and/or ability to earn certain incentive or other management fees in certain CLOs can typically satisfy criteria (ii).

Prior to the closing of the acquisition of TAMCO, it was established that TAMCO was the primary beneficiary of two CLOs that it managed. As such, the financials statements of these CLOs are included in the consolidated financial statements of the Partnership. See Note 2 “Acquisition of Businesses” for additional details regarding this transaction.

The consolidation of the CLOs required the initial recognition of the assets and liabilities at fair value as of January 1, 2010. Since the assets are solely for the benefit of the beneficial interest holders (liability holders) and no residual value from their liquidation is available to TAMCO, the difference between the fair value of the assets of the CLOs and its liabilities upon consolidation have been reflected as appropriated retained earnings. Given the nature and activity of the CLOs, TAMCO has applied the investment company accounting guidance to the CLOs’ financial statements and as such, recognizes changes in fair value of the assets of the CLOs and accreted the fair value adjustment to the liabilities of the CLOs (recorded upon consolidation) in the consolidated statements of operations. A portion of the results of operations of the CLOs are reflected as an adjustment to the appropriated retained earnings as that pertains to the amount of subordinated interests of the CLOs not held by Tiptree.

(d)	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Partnership’s consolidated financial statements and accompanying notes. The estimates and assumptions most susceptible to change are the valuation of securities, derivative positions, and acquired assets and liabilities. Although these and other estimates and assumptions are based on the best available estimates, actual results could differ materially from management’s estimates.

(e)	New accounting pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2013-02, Comprehensive Income: Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This update addresses the disclosure issue left open at the deferral under ASU 2011-12. This update requires the provision of information about the amounts reclassified out of accumulated OCI by component. In addition, it requires presentation, either on the face of the statement where net income is presented or in the notes, significant amounts

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

reclassified out of accumulated OCI by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety to net income, a cross reference must be provided to other disclosures required under U.S. GAAP that provide additional detail about those amounts. This update is effective for reporting periods beginning after December 15, 2012. See Note 26 for impact of this standard.

(f)	Cash and Cash Equivalents

The Partnership considers all highly liquid investments of sufficient credit quality with maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of U.S. denominated cash on hand and cash held in banks. The Partnership’s restricted cash is held by its three consolidated CLOs. This cash can only be utilized by the individual CLOs, but cannot be distributed and as such is not available to the Partnership for its use.

(g)	Fair Value Measurement

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, describes the framework for measuring fair value, and addresses fair value measurement disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC Topic 820 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels, from highest to lowest, are defined as follows:

•	Level 1—Unadjusted, quoted prices in active markets for identical assets or liabilities that the Partnership has the ability to access at the measurement date.

•

Level 2—Significant inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.

The types of financial assets and liabilities carried at level 2 are valued based on one or more of the following:

a)	Quoted prices for similar assets or liabilities in active markets;

b)	Quoted prices for identical or similar assets or liabilities in nonactive markets;

c)	Pricing models whose inputs are observable for substantially the full term of the asset or liability;

d)	Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

•	Level 3—Significant inputs that are unobservable inputs for the asset or liability, including the Partnership’s own data and assumptions that are used in pricing the asset or liability.

The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new, whether the product is traded on an active exchange or in the secondary market, and the current market conditions. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Partnership in determining fair value is greatest for instruments categorized within Level 3 of the fair value hierarchy. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and the consideration of factors specific to the asset. From time to time, the Partnership’s assets and liabilities will transfer between one level to another level. It is the Partnership’s policy to recognize transfers between different levels at the end of each reporting period.

The following is a description of the valuation methodologies used for financial assets and liabilities measured at fair value, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy. The Partnership’s fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable financial instruments. Sources of inputs to the market approach include a third-party pricing service, independent broker quotations or pricing matrices. Management analyzes the third party valuation methodologies and its related inputs to perform assessments to determine the appropriate level within the fair value hierarchy and to assess reliability of values. Further, management has a process in place to review all changes in fair value from measurement period to measurement period. Any discrepancies or unusual observations are followed through to resolution through the source of the pricing as well as utilizing comparisons, if applicable, to alternate pricing sources.

The Partnership utilizes observable and unobservable inputs into its valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers and reference data. In addition, specific issuer information and other market data is used. For broker quotes, quotes are obtained from sources recognized to be market participants. Unobservable inputs may include: expected cash flow streams, default rates, supply and demand considerations and market volatility.

Trading Securities: Trading securities consist primarily of privately held equity securities, exchange-traded equity securities, U.S. Treasury securities (USTs), CLOs, collateralized debt obligations (CDOs), asset backed securities (ABSs), loans, and tax exempt securities. The fair value of privately held equity securities are either valued based on quotes obtained from dealers or internally developed valuation models. Because significant inputs used to determine the dealer quotes or model values are not observable, such as projected future earnings and price volatility, the Partnership has classified them within Level 3 of the fair value hierarchy. Exchange-traded equity securities are valued based

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

on quoted prices from the exchange. These securities are actively traded and valuation adjustments are not applied. Accordingly, they are categorized in Level 1 of the fair value hierarchy. USTs are actively traded and valuation adjustments are not applied. They are categorized in Level 1 of the fair value hierarchy. Positions in securitized products such as CLOs, CDOs, and ABSs are based on quotes obtained from dealers. When these quotes are based directly or indirectly on observable inputs such as quoted prices for similar assets exchanged in an active or inactive market, the Partnership has classified them within Level 2 of the fair value hierarchy. If these quotes are based on valuation models using unobservable inputs such as expected future cash flows, default rates, supply and demand considerations, and market volatility, the Partnership has classified them within Level 3 of the fair value hierarchy. The fair value of tax exempt securities is determined by obtaining quotations from independent pricing services. In most cases, quotes are obtained from two pricing services and the average of both quotes is used. The independent pricing services determine their quotes using observable inputs such as current interest rates, specific issuer information and other market data for such securities. Therefore, the estimate of fair value is subject to a high degree of variability based upon market conditions, the availability of issuer information and the assumptions made. The valuation inputs used to arrive at fair value for such debt obligations are generally classified within Level 2 or Level 3 of the fair value hierarchy.

Available for sale securities: Available for sale securities consist primarily of obligations of states and political subdivisions, USTs, certificates of deposit, ABSs, and corporate bonds. These securities will generally be classified within either Level 1 or Level 2 of the fair value hierarchy. The fair value of fixed maturity securities is based on estimated fair value obtained from an independent pricing service, where available. If listed prices or quotes are not available, fair value is based upon internally developed models that use primarily market-based or independently sourced market parameters, including interest rate yield curves, option volatilities, and currency rates.

Derivative Assets and Liabilities: Derivative assets and liabilities are comprised of credit default swaps (CDS), and interest rate swaps (IRS). The fair value of derivative assets and liabilities is based upon valuation pricing models, which represent what the Partnership would expect to receive or pay at the balance sheet date if the contracts were cancelled. In general, the fair value of CDSs are based on dealer quotes. Because significant inputs used to determine the dealer quotes are not observable, such as price volatility, the Partnership has classified them as Level 3. The fair value of IRS is determined by obtaining broker or counterparty quotes. Because there were observable inputs used to arrive at these quotes, the Partnership has classified the IRS within Level 2 of the fair value hierarchy.

Separate Account Assets: Separate account assets are primarily invested in alternative investments (which include investments in limited partnerships, private equity funds, hedge funds, and fund of funds), mutual funds, fixed maturity securities, and equity securities. The alternative investments are valued at estimated fair value with the assistance of the investment managers of the underlying alternative investments. Since the entities underlying these alternative investments are investment companies for accounting purposes, as a practical expedient, the Partnership utilizes the separate account’s proportionate interest in the fair value of the underlying net assets to determine the fair value of these investments. The fair value of the underlying net assets of each alternative investment is determined from financial information provided by the investment manager. These alternative investments are generally classified within Level 3 of the fair value hierarchy. Most hedge fund

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

investments are classified as Level 3. However, some hedge fund investments with minimal liquidity restrictions such as no lockup period, redemption notification of 35 days or less, withdrawal frequency greater than annually, and withdrawal payouts within 30 days are classified within Level 2. Mutual funds and equity securities are exchange-traded and are valued based on quoted market prices from independent pricing services and are classified within Level 1 of the fair value hierarchy. U.S. Treasury securities are classified within Level 1 of the fair value hierarchy and all other fixed maturity securities are classified within Level 2.

Cash and Cash Equivalents—Unrestricted: The carrying amounts of cash and cash equivalents—unrestricted are carried at cost which approximates fair value.

Cash and Cash Equivalents—Restricted: The carrying amounts of cash and cash equivalents—restricted are carried at cost which approximates fair value.

Due from Brokers, Dealers, and Trustees and Due to Brokers, Dealers and Trustees: The carrying amounts of these assets and liabilities approximate their fair value due to their relatively short-term nature.

Loans Owned, at Amortized Cost: The fair value of loans owned, at amortized cost is computed by discounting the expected future cash flows at market rates.

Mortgage Notes Payable: The fair value of notes payable is determined based on contractual cash flows discounted at market rates.

Notes Payable: The fair value of notes payable is determined based on either dealer quotes or contractual cash flows discounted at market rates.

Policy Loans: The fair value of policy loans is deemed to be the carrying value, which is unpaid principal and accrued interest. Policy loans are not marketable instruments and can only be satisfied by the policy owner for the value carried.

For the three month period ended March 31, 2013, $5,177 was transferred into Level 3 from Level 2. As of December 31, 2012, $30,209 was transferred out of Level 3 into Level 2. The majority of this amount was due to CLOs, as quoted prices for these assets were obtained from active markets.

(h)	Investments

The Partnership records all security transactions on a trade-date basis. Realized gains/(losses) are generally determined using the specific-identification method. ASC Topic 320, Investments—Debt and Equity Securities, requires the Partnership to classify its investment assets as trading, available-for-sale or held-to-maturity.

(i)	Trading Securities

Debt and equity securities classified as trading securities are intended to be sold at any time and are recorded at fair value, with unrealized gains/(losses) included in the consolidated statements of operations.

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(j)	Available for Sale Securities

Debt securities classified as available for sale are intended to be held for indefinite periods of time and include those debt securities that management may sell as part of its asset/liability management strategy or in response to changes in interest rates, resultant prepayment risk or other factors. Debt securities held as available for sale securities are recorded at fair value, with unrealized gains/ (losses), net of related tax effects, excluded from earnings and reported as other comprehensive income.

Realized gains/(losses) on the sale of debt securities are calculated by the specific-identification method. The Partnership regularly monitors the difference between cost and the estimated fair value of its available for sale securities, which involves uncertainty as to whether declines in value are temporary in nature. If the Partnership believes a decline in the value of a particular security is temporary, it records the decline as an unrealized loss in capital. If the decline is deemed to be other than temporary, the Partnership writes it down to the carrying value of the security and records an other-than-temporary impairment loss on its consolidated statements of operations, regardless of whether the Partnership continues to hold the security. Management’s assessment of a decline in value includes, among other things: (i) the duration of time and the relative magnitude to which fair value of the security has been below cost; (ii) the financial condition and near-term prospects of the issuer of the investment; (iii) extraordinary events, including negative news releases and rating agency downgrades, with respect to the issuer of the investment; (iv) the Partnership’s ability and intent to hold an equity security for a period of time sufficient to allow for any anticipate recovery; (v) whether it is more likely than not that the Partnership will sell a security before recovery of its amortized cost basis. Further, for securities expected to be sold, an other-than-temporary impairment loss is recognized if the Partnership does not expect the fair value of a security to recover its cost prior to the expected date of sale. If that judgment changes in the future, the Partnership may ultimately record a realized loss after having originally concluded that the decline in value was temporary. Risks and uncertainties are inherent in the methodology the Partnership uses to assess other-than-temporary declines in value. Risks and uncertainties could include, but are not limited to, incorrect assumptions about financial condition, liquidity or future prospects, and unfavorable changes in economic and social conditions, interest rates or credit ratings.

(k)	Investments in Loans at Fair Value

The CLOs managed by the Partnership contain a diversified portfolio of middle market loans carried at estimated fair value. In general, the fair value of leveraged loans are obtained from an independent pricing service which provides secondary coverage of market participants. The values represent a composite of mark-to-market bid/offer prices and are classified as Level 2. In certain instances the Partnership will make its own determination of fair value of leveraged loans based on internal models and other unobservable inputs and the Partnership classified these leveraged loans as Level 3. The changes in fair values of investments in loans are reported in the consolidated statements of operations.

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(l)	Investments in Loans at Amortized Cost

Certain loans held for investment are held at amortized cost. The Partnership periodically reviews its loans for impairment. Impairment losses are taken for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral may be determined by an evaluation of operating cash flow from the property during the projected holding period, and/or estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs. Whichever method is used, other factors considered relate to geographic trends and project diversification, the size of the portfolio and current economic conditions. When it is probable that the Partnership will be unable to collect all amounts contractually due, the loan would be considered impaired.

Interest income is generally recognized using the effective interest method or on a basis approximating a level rate of return over the term of the loan. Nonaccrual loans are those on which the accrual of interest has been suspended. Loans are placed on nonaccrual status and considered nonperforming when full payment of principal and interest is in doubt, or when principal or interest is 90 days or more past due and collateral, if any, is insufficient to cover principal and interest. Interest accrued but not collected at the date a loan is placed on nonaccrual status is reversed against interest income. In addition, the amortization of net deferred loan fees is suspended. Interest income on nonaccrual loans may be recognized only to the extent it is received in cash. However, where there is doubt regarding the ultimate collectability of loan principal, cash receipts on such nonaccrual loans are applied to reduce the carrying value of such loans. Nonaccrual loans may be returned to accrual status when repayment is reasonably assured and there has been demonstrated performance under the terms of the loan or, if applicable, the restructured terms of such loan. The Partnership did not have any loans on nonaccrual status as of March 31, 2013 or December 31, 2012.

(m)	Derivative Financial Instruments

The Partnership recognizes all derivatives on the consolidated balance sheets at fair value. The Partnership has not designated any derivative transactions as accounting hedges, and consequently, has not applied hedge accounting treatment. The changes in the fair values of the derivative financial instruments are reported in the consolidated statements of operations.

(n)	Real Estate and Identifiable Intangible Assets

Real estate and identified intangible assets are carried at cost, net of accumulated depreciation and amortization. Betterments, major renewals and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is provided on a straight-line basis over the assets’ estimated useful lives which range from 9 to 40 years. Amortization is provided on a straight-line basis over the life of the in-place leases.

Upon the acquisition of real estate, management will assess the fair value of acquired assets (including land, buildings and improvements, and identified intangible assets such as above and below market leases and acquired in-place leases and customer relationships) and acquired liabilities and then allocate purchase price based on these assessments. Management assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property. Other intangible assets acquired include amounts for in-place lease values that are based on management’s evaluation of the specific characteristics of each property and the

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

respective tenant’s lease. Factors considered include estimates of carrying costs during hypothetical expected lease-up periods and market conditions. In estimating carrying costs, the Partnership includes estimates of lost rents at estimated market rates during the hypothetical expected lease-up periods, which are dependent on local market conditions and expected trends.

Real estate properties, including any related intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable in accordance with ASC 360, Impairment or Disposal of Long-Lived Assets. If such reviews indicate that the asset is impaired, the asset’s carrying amount is written down to its fair value. An impairment loss is measured based on the excess of the carrying amount over the fair value. The fair value is determined by using a discounted cash flow model and appropriate discount and capitalization rates. Estimates of future cash flows are based on a number of factors including historical operating results, leases in place, known trends, and market/economic conditions that may affect the property. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates, and capital requirements that could differ materially from actual results. If anticipated holdings periods change or estimated cash flows decline based on market conditions or otherwise, an impairment loss may be recognized. Long-lived assets to be disposed of are recorded at the lower of carrying value or fair value less estimated costs to sell. There were no impairments on our wholly-owned real estate investments and intangibles for the three months ended March 31, 2013 and 2012.

In addition, the Partnership also carries intangible assets, which represent insurance licensing agreements, insurance servicing agreement and leases in place. Management has deemed the insurance licensing agreements to have indefinite useful life and performs impairment tests on these assets at least annually. The Partnership recorded an intangible asset related to administration servicing rights acquired in connection with the acquisition of Hartford Life Private Placement LLC. This intangible asset is being amortized in relation to expected gross profits over the life of the serving rights. Annual impairment testing is performed on both the insurance servicing agreement and the leases in place.

For the three months ended March 31, 2013 and 2012, there was no impairment recognized on these assets.

(o)	Insurance Policies and Contracts Acquired

Insurance policies and contracts acquired is an intangible asset held by a subsidiary of the Partnership which reflects the estimated fair value of insurance policies and contracts in force at the time the subsidiary was acquired by the Partnership. The amount represents the portion of the purchase price of the subsidiary that is allocated to the value of the right to received future cash flows from the policies and contracts. Insurance policies and contracts acquired is based on actuarially determined projections of premiums, future policy and contract charges, mortality, surrenders/withdrawals, separate account investment performance and operating expenses and is maintained by line of business. Actual experience may vary from these projections.

The Partnership amortizes insurance policies and contracts acquired over the estimated lives of the policies and contracts in proportion to actual and estimated future gross profits. Each reporting period, the Partnership updates the estimated gross profits with actual gross profits for the period. In

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

addition, assumptions are reviewed and updated as necessary. Cumulative amortization is recalculated and adjusted by a cumulative charge or credit to current earnings. Estimated gross profits are regularly reviewed to determine the recoverability of insurance policies and contracts acquired.

(p)	Investment in Partially-Owned Entities

Either directly or through a subsidiary, the Partnership invests in real estate-related equity interests that allow it to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of the investment, it must be determined whether such investment should be accounted for as a loan, joint venture or as real estate. As of March 31, 2013, and December 31, 2012, the Partnership held three, real estate-related investments and accounted for such investments under the equity method.

The Partnership assesses whether there are indicators that the value of its partially-owned entities may be impaired. An investment’s value is impaired if management determines that a decline in the value of the investment below its carrying value is other than temporary. To the extent impairment has occurred, the loss shall be measured as the excess of the carrying amount of the investment over the estimated value of the investment. For the periods ended March 31, 2013 and March 31, 2012, the Partnership did not recognize any impairment.

(q)	Deferred Policy Acquisition Costs

Policy acquisition costs for traditional life insurance products are generally deferred and amortized over the premium paying period of the policy. Deferred policy acquisition costs and policy initiation costs related to universal life and investment-type products are amortized in relation to expected gross profits over the life of the policies.

(r)	Separate Accounts

Separate account assets and liabilities represent variable annuity and variable universal life contract funds invested primarily in private and public equity securities, fixed maturities and investment partnerships. The separate account assets and liabilities are reported at fair value in the consolidated financial statements.

The assets of the separate accounts are legally segregated and are not subject to the claims that arise out of any other business of the Partnership or its subsidiaries.

Investment income, gains and losses are accrued directly to the policyholders and are not included in the results of operations of the Partnership. Premiums and deposits received and payments made on the policyholder’s accumulated account value are excluded from the amounts reported in the consolidated statements of operations.

(s)	Future Policy Benefits and Policyholder Deposits

Future policy benefit reserves are determined using the net level premium method, which provides for benefits based upon estimated future investment yield, expected mortality and estimated policy lapses. Interest rate assumptions range from 3.0% to 6.0%. Mortality has been calculated principally on an experience multiple applied to select and ultimate tables in common usage in the insurance industry. Estimated policy lapses have been determined principally based upon historical experience. Future policy benefit reserves for universal life policies consist of premiums received plus credited interest less accumulated policyholder assessments.

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(t)	Rental Revenue

The Partnership recognizes rental revenue in accordance with ASC 840, Leases (ASC 840). ASC 840 requires that revenue be recognized on a straight-line basis over the non-cancelable term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. Renewal options in leases with rental terms that are higher than those in the primary term are excluded from the calculation of straight line rent if the renewals are not reasonably assured. The Partnership commences rental revenue recognition when the tenant takes control of the leased space. The Partnership recognizes lease termination payments as a component of rental revenue in the period received, provided that there are no further obligations under the lease. Amortization expense of above-market leases reduces rental income on a straight-line basis over the non-cancelable term of the lease. Taxes, insurance and reserves collected from tenants are separately shown as reimbursable income and corresponding payments are included in reimbursed property expenses.

(u)	Earnings Per Share

The Partnership presents both basic and diluted earnings per common unit in its consolidated financial statements and footnotes thereto. Basic earnings per common unit (Basic EPS) excludes dilution and is computed by dividing net income or loss allocable to common unit holders by the weighted average number of common units, including vested restricted common units, outstanding for the period. Diluted earnings per common unit (Diluted EPS) reflects the potential dilution of common unit options and unvested restricted common units, if they are not anti-dilutive.

The Partnership calculates EPS using the two-class method, which is an earnings allocation formula that determines EPS for common shares and participating securities. Unvested share-based payment awards that contain non-forfeitable rights to distributions or distribution equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS using the two-class method. Accordingly, all earnings (distributed and undistributed) are allocated to common shares and participating securities based on their respective rights to receive distributions.

See Note 23 for EPS computations.

(v)	Equity Based Compensation

The Partnership accounts for equity-based compensation issued to nonemployees, directors, and affiliates of the Partnership using the current fair value based methodology.

Certain directors of the Partnership have been granted restricted LP units. The Partnership measures the cost of an award of restricted LP units to directors at the fair value of the restricted LP units on the date granted and the resulting compensation cost is expensed over the vesting period on a straight-line basis with a corresponding credit to partnership capital.

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

Restricted LP units and options to purchase LP units have also been awarded to Tricadia Capital, Tricadia Capital employees and/or its affiliates. The Partnership has determined that the measurement date for restricted LP units and options awarded to nonemployees occurs when the restricted LP units and options vest. The Partnership initially measures the cost of an award of restricted LP units and options to nonemployees at the fair value of the restricted LP units on the date awarded and subsequently measures the cost of the restricted LP units and options at their fair value at each vesting and reporting date throughout the vesting period. The initial compensation cost and subsequent changes thereto are charged to expense over the vesting period with a corresponding credit to partnership capital.

(w)	Income Taxes

Tiptree qualifies as a partnership for U.S. federal income tax purposes. As a partnership, Tiptree will not pay federal income tax and will be treated as a pass through entity. Income of the Partnership is allocated to the individual partners for inclusion in their respective tax returns. The Partnership’s subsidiaries Care, PFG, and TAMCO file both state and federal returns. Any deferred tax assets or, tax liabilities of these subsidiaries are reflected in the consolidated financial statements of the Partnership. These U.S. federal and state income tax returns, when filed, will be subject to examination by the Internal Revenue Service and state departments of revenue. See Note 14.

Deferred tax assets and liabilities are determined using the asset and liability method. Under this method, deferred tax assets and liabilities are established for future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in year in which those temporary differences are expected to reverse. A valuation allowance is established when necessary to reduce a deferred tax asset to the amount expected to be realized.

The Partnership evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more-likely than-not” of being sustained by the applicable tax authority. The Partnership’s tax benefit or tax expense is adjusted accordingly for tax positions not deemed to meet the more-likely than-not threshold.

(x)	Administrative Fees Revenue and Expenses

The Partnership earns administrative fee revenue as a third party administrator for insurance contracts. The revenues are recorded as earned. The Partnership pays fees to a third party in conjunction with the administration of certain insurance contracts. The fees are recorded when incurred by the Partnership.

(y)	Premium and Fee Revenue and Related Expenses

Amounts assessed to the policyholders for mortality and expense charges, premium loads, charges for cost of insurance, and policy initiation fees are included in revenues. Death benefits and other benefits paid in excess of the policyholder’s accumulated account value are included in expenses. The Partnership recognizes premiums for life insurance products and other long-duration life insurance products as revenue when due from policyholders. The Partnership matches benefits, losses and related expenses with premiums over the related contract periods.

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(z)	Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

(3)	CLOs and Consolidated Variable Interest Entities

The term CLO generally refers to a special purpose vehicle that owns a portfolio of investments and issues various tranches of debt and subordinated note securities to finance the purchase of those investments. The investment activities of a CLO are governed by extensive investment guidelines, generally contained within a CLO’s “indenture” and other governing documents which limit, among other things, the CLO’s maximum exposure to any single industry or obligor and limit the ratings of the CLO’s assets. Most CLOs have a defined investment period which they are allowed to make investments and reinvest capital as it becomes available.

CLOs typically issue multiple tranches of debt and subordinated note securities with varying ratings and levels of subordination to finance the purchase of investments. These securities receive interest and principal payments from the CLO in accordance with an agreed upon priority of payments, commonly referred to as a “waterfall.” The most senior notes, generally rated AAA/Aaa, commonly represent the majority of the total liabilities of the CLO. This tranche of notes is issued at a specified spread over LIBOR and normally has the first claim on the earnings on the CLO’s investments after payment of certain fees and expenses. The mezzanine tranches of rated notes generally have ratings ranging from AA/Aa to BB/Ba and also are usually issued at a specified spread over LIBOR with higher spreads paid on the tranches with lower ratings. Each tranche is typically only entitled to a share of the earnings on the CLOs’ investments if the required interest and principal payments have been made on the more senior tranches. The most junior tranche can take the form of either subordinated notes or preference shares and is referred to as the CLO’s “subordinated notes.” The subordinated notes generally do not have a stated coupon but are entitled to residual cash flows from the CLOs’ investments after all of the other tranches of notes and certain other fees and expenses are paid.

CLOs, which are designed to serve as investments for third party investors, generally have an investment manager that selects and actively manages the underlying assets to achieve target investment performance, including avoidance of loss. In exchange for these services, CLO managers typically receive three types of investment advisory fees: senior management fees, subordinated management fees and incentive fees. CLOs also generally appoint a trustee, custodian and collateral administrator, who are responsible for holding a CLO’s investments, collecting investment income and distributing that income in accordance with the waterfall. The Partnership, through a subsidiary (TAMCO) acquired in 2012, is a CLO manager of three CLOs; namely TELOS CLO 2013-3, Ltd. (Telos 3), TELOS CLO 2007-2, Ltd. (Telos 2) and TELOS CLO 2006-1, Ltd. (Telos 1). Prior to this acquisition, the Partnership did not consolidate the CLOs as it only held an interest in each vehicle which was recorded at fair value. The Partnership met the requirement to consolidate when it acquired the management rights and through the recasting of all financial statements presented has reflected the CLOs as consolidated for all period presented.

Although the Partnership consolidates all of the assets and liabilities of the CLOs, the maximum exposure to loss related to the CLOs is limited to the Partnership’s investments in the CLOs ($17,031 as of March 31, 2013 and $9,844 as of December 31, 2012), the investment advisory fee receivables from the CLOs ($3,116 as of March 31, 2013 and $1,272 as of March 31, 2012), and any future investment advisory fees, all of which are eliminated upon consolidation.

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Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

The assets of each of the CLOs are held solely as collateral to satisfy the obligations of the CLOs. The Partnership does not own and has no right to the benefits from, nor does it bear the risks associated with, the assets held by the CLOs, beyond its direct investments in, and investment advisory fees generated from, the CLOs. If the Partnership were to liquidate, the assets of the CLOs would not be available to its general creditors, and as a result, the Partnership does not consider them its assets available for the benefit of its investors. Additionally, the investors in the CLOs have no recourse to the Partnership’s general assets for the debt issued by the CLOs. Therefore, this debt is not the Partnership’s obligation. For this reason the difference between the fair value of the assets and liabilities at initial consolidation is reflected as appropriated retained earnings.

(4)	Operating segment data

The Partnership has three reportable operating segments. The Partnership’s operating segments are organized in a manner that reflects how management views these strategic business units. A description of each of the reportable segment is as follows:

•

Specialty finance operations are conducted through the Partnership’s subsidiaries, MFCA and TAMCO, and also include the principal investing activities of Tiptree parent. Specialty finance consists of various assets; including broadly syndicated and middle market corporate leveraged loans. Also included in this segment are tax-exempt investments primarily related to the activities of MFCA.

•

Insurance pertains to the activities of PFG, a subsidiary of Tiptree which is a holding company for various affiliated companies and provides services to these corporate subsidiaries. The operating subsidiaries consist of Philadelphia Financial Life Assurance Company (PFLAC), Philadelphia Financial Life Assurance Company of New York (PFLACNY), Philadelphia Financial Distribution Company (PFDC), and Philadelphia Financial Agency, Inc. (PFA). PFG’s principal activity is the underwriting and marketing of insurance and annuity products. PFLAC is a Pennsylvania-domiciled life insurance company. It is licensed in forty-seven states and the District of Columbia. PFLACNY is licensed exclusively in New York. PFLAC and PFLACNY currently focus primarily on the sale of variable life and variable annuity products. The products are distributed primarily through PFDC, a registered broker/dealer.

•

Real Estate relates to the activities of Care, a subsidiary of Tiptree which is a real estate investment trust (REIT) with a geographically diverse portfolio of senior housing and healthcare-related assets in the United States.

The tabular information that follows shows the segment revenue, profit or loss, and total assets for each of the operating segments for the periods ended March 31, 2013, and 2012. Revenue is derived from the main income components of each segment. For Specialty Finance, it is investment interest, dividend income, and realized and unrealized gains/losses on investment securities. For Insurance, it is investment interest

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

income and fee income. For Real Estate, it is rental income and investment interest. Intersegment revenues refers to those items of revenue which will be eliminated upon consolidation. Included in interest revenue, interest expense, segment profit/ (loss), and segment assets are items which are eliminated upon consolidation.

	March 31, 2013
Segment Profit/(loss) and segment assets
	Real Estate	Insurance	Specialty Finance	Intersegment elimination	Totals
Revenues	$4,630	$16,766	$20,619	$—	$42,015
Intersegment revenues	(16)	1,684	2,737	(4,405)	—
Interest revenue	324	1,181	19,156	(3,482)	17,179
Interest expense	1,651	3,134	16,301	(3,945)	17,141
Depreciation and amortization	1,094	175	—	—	1,269
Segment profit/(loss)	(149)	1,799	1,694	1,270	4,614
Segment assets	208,359	4,626,399	1,888,432	(517,442)	6,205,748

	March 31, 2012
Segment Profit/(loss) and segment assets
	Real Estate	Insurance	Specialty Finance	Intersegment elimination	Totals
Revenues	$4,117	$6,356	$9,735	$—	$20,208
Intersegment revenues	380	(424)	5,072	(5,028)	—
Interest revenue	203	1,093	18,382	(3,747)	15,931
Interest expense	1,586	—	12,006	(4,102)	9,490
Depreciation and amortization	982	59	—	—	1,041
Segment profit/(loss)	294	(521)	(752)	8,854	7,875
Segment assets (as of December 31, 2012)	185,797	4,354,945	1,509,097	(516,037)	5,533,802

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(5)	Available for Sale Securities

The amortized cost and fair value of available for sale securities held as of March 31, 2013 and December 31, 2012 are as follows:

	March 31, 2013
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$8,718	$358	$(1)	$9,075
Obligations of states and political subdivisions	472	1	—	473
Corporate	5,799	185	(9)	5,975
Certificates of deposit	100	—	—	100
Asset-backed securities	98	4	—	102

	$15,187	$548	$(10)	$15,725

	December 31, 2012
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$8,731	$412	$(3)	$9,140
Obligations of states and political subdivisions	475	3	—	478
Corporate	6,076	206	(5)	6,277
Certificates of deposit	100	—	—	100
Asset-backed securities	311	5	(8)	308

	$15,693	$626	$(16)	$16,303

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

The following table summarizes the gross unrealized losses on available for sale securities in an unrealized loss position as of March 31, 2013 and December 31, 2012:

	March 31, 2013
	Less Than or Equal to One Year		More Than One Year
		Gross		Gross
		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$786	$(1)	$—	$—
Corporate securities	848	(9)	—	—
Asset-backed securities	—	—	2	—

Total	$1,634	$(10)	$2	$—

	December 31, 2012
	Less Than or Equal to One Year		More Than One Year
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$612	$(3)	$—	$—
Corporate securities	540	(3)	149	(2)
Asset-backed securities	—	—	194	(8)

Total	$1,152	$(6)	$343	$(10)

At March 31, 2013, the Partnership held one security which was in an unrealized loss position for more than one year. The total unrealized loss on this security was immaterial (less than $1) and the fair value was $2. At December 31, 2012, the Partnership had three securities that were in an unrealized loss position for more than one year. The total unrealized losses on these securities were $10. The unrealized losses were attributable to changes in interest rates and not credit-related issues. There have been no other-than-temporary impairments recorded by the Partnership in 2013 or 2012.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

The amortized cost and fair value of investments of these debt securities at March 31, 2013, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due in one year or less	$786	$788
Due after one year through five years	8,548	8,716
Due after five years through ten years	5,191	5,500
Due after ten years through twenty years	564	619
Asset-backed securities	98	102

	$15,187	$15,725

Purchases of available for sale debt securities were $2,114 and $2,027 for the periods ended March 31, 2013 and 2012, respectively. Proceeds from maturities of available for sale debt securities were $12 and $196 for these same periods. Proceeds from sales of available for sale debt securities for the period ended March 31, 2013 were $2,590 with associated gains of $31. For the same period in 2012 proceeds from sales of available for sale debt securities were $2,158 with associated gains of $67.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(6)	Fair Value of Financial Instruments

The following tables show the fair values and carrying values of the Partnership’s financial assets and liabilities measured on a recurring basis and the associated fair value hierarchy amounts as of March 31, 2013 and December 31, 2012:

			March 31, 2013
	Quoted Prices in active markets Level 1	Other Significant Observable inputs Level 2	Significant unobservable inputs Level 3	Fair Value	Carrying Value
Assets:
Trading Securities:
Exchange-traded equity securities	$2,577	$—	$—	$2,577	$2,577
Privately held equity securities	—	—	8,344	8,344	8,344
Tax exempt securities	—	50,673	287	50,960	50,960
CDO	—	—	750	750	750
CLO	—	—	495	495	495
Corporate bonds	—	—	17,412	17,412	17,412

Total trading securities	2,577	50,673	27,288	80,538	80,538

Corporate loans	—	1,000,674	13,317	1,013,991	1,013,991
Available for sale securities:
U.S government obligations	—	3,842	—	3,842	3,842
U.S. Treasury securities	5,233	—	—	5,233	5,233
Obligations of state and political subdivisions	—	473	—	473	473
Certificates of deposit	—	100	—	100	100
Corporate bonds	—	5,975	—	5,975	5,975
Asset-backed securities	—	102	—	102	102

Total available for sale securities	5,233	10,492	—	15,725	15,725

Derivative Assets:
CDS	—	—	250	250	250

Total derivative assets	$—	$—	$250	$250	$250

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

	Quoted Prices in Active markets Level 1	Other Significant Observable inputs Level 2	March 31, 2013 Significant Unobservable inputs Level 3	Fair Value	Carrying Value
Separate Account Assets:
Cash	$6,357	$—	$—	$6,357	$6,357
Short-term investments	105,711	—	—	105,711	105,711
Debt Securities:					—
U.S. Treasury securities	17,042	—	—	17,042	17,042
U.S. government agencies	—	1,295	—	1,295	1,295
Municipal bonds	—	3,464	—	3,464	3,464
Asset-backed securities	—	3,177	—	3,177	3,177
Corporate bonds	—	19,131	—	19,131	19,131
Preferred stocks	25	—	—	25	25
Common stocks	99,671	—	—	99,671	99,671
Mutual funds	154,452	—	—	154,452	154,452
Real estate funds	—	—	2,649,088	2,649,088	2,649,088
Private equity	—	—	247	247	247
Hedge funds					—
Multi-Strategy	—	59,611	634,848	694,459	694,459
Long/Short	—	33,485	78,741	112,226	112,226
Fund of Funds	—	1,372	189,498	190,870	190,870
Event Driven	—	42,789	28,977	71,766	71,766
Long only	—	32,623	—	32,623	32,623
Global Macro	—	11,320	7,717	19,037	19,037
Fixed Income Arbitrage	—	—	5,118	5,118	5,118
Master limited partnerships	—	—	111,127	111,127	111,127
Fixed Income (Non-Arbitrage)	—	4,895	4,770	9,665	9,665
Other	—	—	104	104	104
Other	—	259	—	259	259

Subtotal—separate account assets	383,258	213,421	3,710,235	4,306,914	4,306,914
Total assets	$391,068	$1,275,260	$3,751,090	$5,417,418	$5,417,418

Liabilities:
Debt Securities:
U.S. Treasury securities	$20,065	$—	$—	$20,065	$20,065

Derivative Liabilities:
IRS	—	2,909	—	2,909	2,909

Total liabilities	$20,065	$2,909	$—	$22,974	$22,974

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

	Quoted Prices in active markets Level 1	Other Significant Observable inputs Level 2	December 31, 2012 Significant unobservable inputs Level 3	Fair Value	Carrying Value
Assets:
Trading Securities:
Exchange-traded equity securities	$2,434	$—	$—	$2,434	$2,434
Privately held equity securities	—	—	7,809	7,809	7,809
Tax exempt securities	—	50,784	—	50,784	50,784
Investment in trusts	—	—	264	264	264
CDO	—	—	650	650	650
CLO	—	—	525	525	525
Corporate Bonds	—	—	16,486	16,486	16,486

Total trading securities	2,434	50,784	25,734	78,952	78,952

Corporate loans	—	756,311	5,855	762,166	762,166
Available for sale securities:
U.S government obligations	—	3,851	—	3,851	3,851
U.S. Treasury securities	5,290	—	—	5,290	5,290
Obligations of state and political subdivisions	—	478	—	478	478
Certificates of deposit	—	100	—	100	100
Corporate bonds	—	6,277	—	6,277	6,277
Asset-backed securities	—	308	—	308	308

Total available for sale securities	5,290	11,013	—	16,303	16,303

Derivative Assets:
CDS	—	—	834	834	834

Total derivative assets	$—	$—	$834	$834	$834

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

	Quoted Prices in active markets Level 1	Other Significant Observable inputs Level 2	December 31, 2012 Significant unobservable inputs Level 3	Fair Value	Carrying Value
Separate Account Assets:
Cash	$3,771	$—	$—	$3,771	$3,771
Short-term investments	87,409	—	—	87,409	87,409
Debt Securities:					—
U.S. Treasury securities	19,230	—	—	19,230	19,230
U.S. government agencies	—	1,625	—	1,625	1,625
Municipal bonds	—	3,034	—	3,034	3,034
Asset-backed securities	—	2,843	—	2,843	2,843
Corporate bonds	—	18,373	—	18,373	18,373
Preferred stocks	25	—	—	25	25
Common stocks	97,600	—	—	97,600	97,600
Mutual funds	146,860	—	—	146,860	146,860
Real estate funds	—	—	2,563,992	2,563,992	2,563,992
Private equity	—	—	251	251	251
Hedge funds					—
Multi-Strategy	—	58,580	617,979	676,559	676,559
Long/Short	—	32,665	75,640	108,305	108,305
Fund of Funds	—	1,347	123,793	125,140	125,140
Event Driven	—	40,907	29,230	70,137	70,137
Long only	—	31,825	—	31,825	31,825
Global Macro	—	11,562	7,374	18,936	18,936
Fixed Income Arbitrage	—	—	4,994	4,994	4,994
Master limited partnerships	—	—	42,501	42,501	42,501
Fixed Income (Non-Arbitrage)	—	5,013	4,700	9,713	9,713
Other	—	—	1,746	1,746	1,746
Other	—	184	—	184	184

Subtotal—separate account assets	354,895	207,958	3,472,200	4,035,053	4,035,053
Total assets	$362,619	$1,026,066	$3,504,623	$4,893,308	$4,893,308

Liabilities:
Debt Securities:
U.S. Treasury securities	$20,175	$—	$—	$20,175	$20,175

Derivative Liabilities:
IRS	—	3,172	—	3,172	3,172

Total liabilities	$20,175	$3,172	$—	$23,347	$23,347

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

The following table represents additional information about assets that are measured at fair value on a recurring basis for which the Partnership has utilized Level 3 inputs to determine fair value for the periods ending March 31, 2013 and December 31, 2012:

			March 31, 2013
	January 1, 2013	Net realized/ change in unrealized gains (losses)	Transfers in/out, net of Level 3	Attributable to policy owners	Purchases	Sales		Settlements	March 31, 2013	Change in Unrealized gains (losses) still held (1)
Assets:
CDOs	$650	$100	$—	$—	$—	$	— $	—	$750	$100
CLOs	525	(30)	—	—	—		—	—	495	(30)
Corporate bonds	16,486	926	—	—	—		—	—	17,412	926
Corporate bank loans	5,855	3,242	5,177	—	—		(965)	8	13,317	3,239
Tax-exempt municipals	264	23	—	—	—		—	—	287	23
Equity	7,809	535	—	—	—		—	—	8,344	535
CDS	834	(584)	—	—	—		—	—	250	(584)
Real estate funds	2,563,992	—	—	90,460	14,842		(20,206)	—	2,649,088	—
Hedge funds	907,957	—	—	39,637	137,707		(24,401)	—	1,060,900	—
Private equity	251	—	—	13	—		(17)	—	247	—

Total investments, at fair value	$3,504,623	$4,212	$5,177	$130,110	$152,549		$(45,589)	$8	$3,751,090	$4,209

(1)

Represents the amount of total gains/(losses) for the period included in earnings attrubutable to the change in urealized gains (losses) relating to assets classified as level 3 that are still held at March 31, 2013

			December 31, 2012
	January 1, 2012	Net realized/ change in unrealized gains (losses)	Transfers in/out, net of Level 3	Attributable to policy owners	Purchases	Sales	Settlements	December 31, 2012	Change in Unrealized gains (losses) still held (1)
Assets:
CDOs	$29	$708	$—	$—	$—	$(87)	$—	$650	$650
CLOs	570	(45)	—	—	—	—	—	525	10,891
Corporate bonds	6,926	2,597	6,577	—	—	—	386	16,486	2,598
Corporate bank loans	—	(9,711)	9,982	—	1,322	(6,095)	10,357	5,855	(10,538)
Investment in trusts	52,555	4,257	(44,235)	—	—	(12,313)	—	264	(3,037)
Equity	6,320	1,631	119	—	28	—	(289)	7,809	2,042
CDS	1,959	(1,125)	—	—	—	—	—	834	(1,125)
Real estate funds	2,131,667	—	—	226,824	297,390	(91,889)	—	2,563,992	—
Hedge funds	915,084	—	(2,652)	52,284	111,250	(168,009)	—	907,957	—
Private equity	1,345	—	—	(385)	—	(709)	—	251	—

Total investments, at fair value	$3,116,455	$(1,688)	$(30,209)	$278,723	$409,990	$(279,102)	$10,454	$3,504,623	$1,481

(1)

Represents the amount of total gains/(losses) for the period included in earnings attrubutable to the change in urealized gains (losses) relating to assets classified as level 3 that are still held at December 31, 2012

ASC Topic 820, as amended by ASU 2011-04, requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. Disclosure of this information is not required in circumstances where a valuation (unadjusted) is obtained from a third-party pricing service and the information regarding the unobservable inputs is not reasonably available to the Partnership. As such, the disclosure provided below provides quantitative information only about the significant observable inputs used in the valuation of certain privately held securities, and credit default assets.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

Assets	Fair Value at March 31, 2013	Fair Value at December 31, 2012	Valuation Technique	Unobservable input(s)	March 31, 2013 Range (Weighted average)		December 31, 2012 Range (Weighted average)
Trading Securities:
Privately held equity securities	$—	$1,224	Discounted cash flow	Swap rate	—		0.239%-0.300& (0.270%)
				CMBS spread	—		34.50%
				Expected term	—		1.00-4.79 years (2.90 years)
				Expected qtrly cash flow streams	—		$52-$1,574($147)
Tax-exempt municipal	287	264	Discounted cash flow	Short and long term cash flows	.73150%-33.66%		.8435%-37.469%
Derivative Assets:
CDS	250	834	Market comparable approach	Offered quote	95.00%-100.00%(99.17%	)	88.28%-96.66% (93.71%)

Total	$537	$2,322

The following tables show the fair values and carrying values the Partnership’s financial assets and liabilities and the fair value hierarchy level (s) associated with these assets and liabilities of as of March 31, 2013 and December 31, 2012 (in thousands):

		March 31, 2013
	Level within Fair Value Hierarchy	Fair Value	Carrying Value
Assets:
Cash and cash equivalents-unrestricted	1	$61,255	$61,255
Cash and cash equivalents-restricted	1	230,903	230,903
Trading securities	1,2,3	80,538	80,538
Due from brokers, dealers, and trustees	1	10,483	10,483
Due from separate accounts	1	2,734	2,734
Corporate loans	2,3	1,013,991	1,013,991
Loans owned	2	25,300	22,576
Policy loans	3	101,585	101,585
Available for sale securities	1,2,3	15,725	15,725
DerivativeaAssets-CDS	3	250	250
Separate account assets	1,2,3	4,306,914	4,306,914

Total Assets		$5,849,678	$5,846,954

Liabilities:
Debt Securities-U.S. Treasury securities	1	$20,065	$20,065
Derivative Liabilities-IRS	2	2,909	2,909
Mortgage notes payable	3	107,781	112,884
Note payable	3	1,003,399	1,020,701
Separate account liabilities	1,2,3	4,306,914	4,306,914
Due to brokers, dealers and trustees	1	66,625	66,625

Total Liabilities		$5,507,693	$5,530,098

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

		December 31, 2012
	Level within Fair Value Hierarchy	Fair Value	Carrying Value
Assets:
Cash and cash equivalents-unrestricted	1	$88,563	$88,563
Cash and cash equivalents-restricted	1	95,853	95,853
Trading securities	1,2,3	78,951	78,951
Due from brokers, dealers, and trustees	1	17,572	17,572
Due from separate accounts	1	2,128	2,128
Corporate loans	2,3	762,166	762,166
Loans owned	2	8,014	5,467
Policy loans	3	99,123	99,123
Available for sale securities	1,2,3	16,303	16,303
Derivative assets-CDS	3	834	834
Separate account assets	1,2,3	4,035,053	4,035,053

Total Assets		$5,204,560	$5,202,013

Liabilities:
Debt Securities-U.S. Treasury securities	1	$20,175	$20,175
Derivative Liabilities-IRS	2	3,172	3,172
Mortgage notes payable	3	82,578	95,232
Note payable	3	672,167	672,167
Separate account liabilities	1,2,3	4,035,053	4,035,053
Due to brokers, dealers and trustees	1	43,396	43,396

Total Liabilities		$4,856,541	$4,869,195

(7)	Derivative Financial Instruments

The Partnership utilizes derivative financial instruments as part of its overall investment activities. Investments in derivative contracts are subject to additional risk that can result in a loss of all or part of an investment. The Partnership’s derivative activities are primarily classified by underlying credit risk, interest rate risk, and equity price risk. In addition, the Partnership is also subject to additional counterparty risk should it’s counterparties fail to meet the contract terms.

Credit Default Swaps

Credit default swaps (CDS) are generally defined as over-the-counter contracts between a buyer and seller of protection against the risk of default on a set of obligations issued by a specified reference entity. The Partnership is exposed to credit risk when there is an unfavorable change in the value of investments as a result of adverse movements in the underlying credit spreads and enters into these contracts as a buyer of protection so as to minimize the credit risk exposure of its investment portfolio.

The Partnership has not entered into any new contracts during 2013, and is party to one contract with a notional amount of $5,000. The Partnership held three contracts each of which had a notional value of $5,000 as of December 31, 2012, subsequent to year end two of these contracts were closed out.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

Interest Rate Swaps

The Partnership is exposed to interest rate risk when there is an unfavorable change in the value of investments as a result of adverse movements in the market interest rates. The Partnership enters into interest rate swaps to protect against such adverse movements in the interest rates.

Interest rate swaps are contracts whereby counterparties exchange different rates of interest on a specified notional amount for a specified period of time. The payment flows are usually netted against each other, with the difference being paid by one party to the other. The Partnership enters into these contracts so as to minimize the underlying interest rate exposure of the investment portfolio. The Partnership is required to post collateral for the benefit of the counterparty. This is included as a component of due from brokers, dealers, and trustees in the consolidated balance sheets.

There was no new activity during the period ended March 31, 2013 and the year ended December 31, 2012.

On June 24, 2013 the Partnership terminated these interest rate swap contracts.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

The following tables identify the fair value amounts of the derivative instruments as of March 31, 2013 and December 31, 2012 which are included within the derivative financial instruments balances on the consolidated balance sheets, categorized by primary underlying risk:

	March 31, 2013
	Asset Derivatives
	Credit risk	Interest rate risk	Equity price risk	Total
Credit default swaps	$250	$—	$—	$250

	Liability Derivatives
	Credit risk	Interest rate risk	Equity price risk	Total
Interest rate swaps	$—	$2,909	$—	$2,909

	December 31, 2012
	Asset Derivatives
	Credit risk	Interest rate risk	Equity price risk	Total
Credit default swaps	$834	$—	$—	$834

	Liability Derivatives
	Credit risk	Interest rate risk	Equity price risk	Total
Interest rate swaps	$—	$3,172	$—	$3,172

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

The following tables identify the unrealized gain/(loss) amounts included within the change in unrealized appreciation/(depreciation) – derivatives balance of the consolidated statements of operations, categorized by primary underlying risk, for the period ended March 31, 2013 and 2012:

Change in unrealized appreciation/(depreciation) – derivatives

	2013
	Credit risk	Interest rate risk	Equity price risk	Total
Credit default swaps	$(584)	$—	$—	$(584)
Interest rate swaps	—	263	—	263

Total	$(584)	$263	$—	$(321)

	2012
	Credit	Interest rate	Equity price
	risk	risk	risk	Total
Credit default swaps	$(161)	$—	$—	$(161)
Interest rate swaps	—	265	—	265

Total	$(161)	$265	$—	$104

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(8)	Investments in Loans Held at Amortized Cost

As of March 31, 2013, the remaining loan investment is part of a syndicated loan, in which the Partnership through its subsidiary Care, has an approximately one-third interest. The loan is secured by skilled nursing facilities, as well as collateral relating to assisted living facilities and a multifamily property. The properties securing the loan are all located in Louisiana. The loan investment was previously syndicated to three lenders (including the Partnership), each of which owned an approximate one-third interest in the loan at December 31, 2012. In March 2013, the Partnership purchased the remaining approximately two-thirds interest for $17,258.

The loan has a five year term with a maturity date of November 1, 2016, a 25-year amortization schedule and a limited cash sweep. The interest rate on the loan is London Interbank Offered Rate (“Libor”) plus 6.00% in year one through year three, Libor plus 8.00% in year four and Libor plus 10.00% in year five.

Pursuant to ASC 310 Receivables, the Partnership recognizes interest income at the effective interest rate based on Libor in effect at the inception of the restructured loan and are using a weighted average spread of 7.21%.

Accordingly, cash interest will be less than effective interest during the first three years of the loan and cash interest will be greater than effective interest during the last two years of the loan. The cost basis in the loan at March 31, 2013 and December 31, 2012 was $22,576 and $5,467, respectively.

(9)	Investments in Partially-Owned Entities

The following table summarizes the Partnership’s investments in partially-owned entities at March 31, 2013 and December 31, 2012:

Investment	March 31, 2013	December 31, 2012
Star Asia Opportunity, LLC	$17	$22
Star Asia Opportunity II, LLC	5,885	5,874
Senior Management Concepts Senior Living Portfolio	2,493	2,492

	$8,395	$8,388

Star Asia Opportunity, LLC

In August 2011, the Partnership acquired a 27.59% interest in Star Asia Opportunity, LLC (SAO). SAO initially held a portfolio of six Japanese commercial real estate properties. During 2012, these properties were sold and the Partnership received distributions $4,982. The remaining residual interest in SAO is expected to be distributed in 2013 at which time SAO will be dissolved.

Star Asia Opportunity, LLC II

In September 2012, the Partnership made a $4,700 investment in Star Asia Opportunity II, LLC (SAO II) which represented a 20.33% ownership interest. SAO II was a newly formed single purpose LLC which directly held a Japanese real estate property as well as a CMBS position. Including the Partnership, SAO II had a total of 4 investors. On December 20, 2012, SAO II contributed its interest in these assets to Star

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

Asia Japan Special Situations Sub (SAJSS Sub), a newly formed LP. At that time, two of the investors withdrew its membership interests in SAO II so as to retain its interest in SAJSS Sub through a newly formed entity, Star Asia Japan Special Situations LP (SAJSS). As a result of the departure of these two investors, the Partnership and the other remaining investor each held a 50% interest in SAO II. The Partnership and the remaining investor share control equitably with no one party having more control or economic interest than the other party. As such, the Partnership accounts for this investment under the equity method.

Senior Management Concepts Senior Living Portfolio

Until May 2011, the Partnership, through a subsidiary, owned an investment in four (4) independent and assisted living facilities located in Utah and operated by Senior Management Concepts, LLC (SMC), a privately held operator of senior housing facilities. The four (4) private pay facilities contain 408 units of which 243 are independent living units and 165 are assisted living units. Four (4) affiliates of SMC each entered into 15-year leases for the respective facilities that expire in 2022. The Partnership holds 100% of the preferred equity interests and 10% of the common equity interests in the four (4) properties. In May of 2011, with prior consent from the Partnership, three (3) of the four (4) SMC properties were sold. The Partnership received approximately $6,563 of gross proceeds consisting of approximately $5,179 representing a partial return of its preferred equity investment in the three (3) sold properties, approximately $911 representing our 10% common equity interest in the sold properties and approximately $473 which satisfied all outstanding delinquent preferred return and default interest payments. In conjunction with the sale of the three (3) properties, the Partnership returned a security deposit of approximately $394 was held as payment collateral for those facilities. As of December 31, 2011 and subsequent to the aforementioned sale, the Partnership retains a 100% preferred equity interest and 10% common equity interest in the remaining property in Utah. This facility contains 120 senior living units of which one-half are assisted living and one-half are independent living. The property is subject to a lease which expires in 2022. For the period ended March 31, 2013 and year ended December 31, 2012, the Partnership recognized approximately $83 and $81 respectively, in equity losses from its interest in SMC.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(10)	Investment in Real Estate

Bickford Senior Living Group, L.L.C.

As of March 31, 2013 and December 31, 2012, the Partnership owned 19 and 17 senior housing facilities, respectively. In 2008, the Partnership acquired 14 independent living, assisted living and memory care facilities located in four (4) states, of which six (6) are in Iowa, five (5) in Illinois, two (2) in Nebraska and one (1) in Indiana. These 14 properties were acquired in two separate sale-leaseback transactions from affiliates of Bickford Senior Living Group, L.L.C., a privately-held owner and operator of senior housing facilities (Bickford). The Partnership leases those properties to Bickford Master I, LLC (the Bickford Master Lessee), an affiliate of Bickford pursuant to a triple-net lease, for an initial annual base rent of approximately $9,100 and additional base rent of approximately $300, with fixed escalations of 3.0% per annum through June 2023. The master lease provides for four (4) extension options of ten (10) years each. The additional base rent was deferred and accrued until July 2011 and is being paid over a 24 month period that commenced at that time. See also Note 13 for the mortgage loans underlying the Bickford properties.

As an enticement to enter into the leasing arrangement for the properties, the Partnership received additional collateral and guarantees of the lease obligation from parties affiliated with Bickford. The additional collateral pledged in support of Bickford’s obligation to the lease commitment included ownership interests in Bickford affiliated companies. Additionally, the management fees payable to the manager of the facilities are subordinated to the payment of all rent due under the master lease.

The Bickford real estate assets consist of the following:

	March 31, 2013	December 31, 2012
Land	$5,020	$5,020
Buildings and improvements	102,002	102,002
Less: Accumulated depreciation and amortization	(8,276)	(7,500)

Real estate, net	$98,746	$99,520

See Note 26 (Subsequent Events) for information regarding the Bickford transaction closed on June 28, 2013.

Greenfield Senior Living, Inc.

In September, 2011, the Partnership acquired three assisted living and memory care facilities located in Virginia from affiliates of Greenfield Senior Living, Inc. (Greenfield). The aggregate purchase price for the three properties was $20,800. Concurrent with the acquisition, the properties were leased to 3 wholly-owned affiliates of Greenfield, which are responsible for operating each of the properties pursuant to a triple net master lease. The initial term of the master lease is 12 years with two renewal options of 10 years each. Rent payments during the first year are approximately $1,661, with annual rental increases of 2.75% during the initial term of the lease. At the end of the initial term, Greenfield, subject to certain conditions, holds a one-time purchase option that provides the right to acquire all three of the properties at the then fair market value. Greenfield has guaranteed the obligations of the tenants under the master lease.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

The Greenfield real estate assets consist of the following:

	March 31, 2013	December 31, 2012
Land	$5,600	$5,600
Buildings and improvements	14,220	14,220
Less: Accumulated depreciation and amortization	(615)	(515)

Real estate, net	$19,205	$19,305

In February 2013, the Partnership, through its subsidiary Care, acquired a 75% interest in Care Cal JV LLC, which through two subsidiaries owns the Calamar Properties. Affiliates of Calamar Enterprises, Inc. (Calamar), a full service real estate organization with construction, development, management, and finance and investment divisions, developed the properties and owns a 25% interest in Care Cal JV LLC. Simultaneously with the acquisition, the Partnership entered into a management agreement with a term of ten years with affiliates of Calamar for the management of the properties. The Partnership’s subsidiary Care receives a preference on interim cash flows and sales proceeds and Calamar’s management fee is subordinate to such payments. The aggregate purchase price for the two properties was $23.3 million, of which $18.4 million was funded through the assumption of the Calamar Loans with Liberty Bank and the balance with cash on hand. A joint venture agreement provides that the properties may be marketed for sale after a seven-year lockout subject to additional provisions. For the three months ended March 31, 2013, revenue and net loss from this acquisition were approximately $401 and approximately $7,000, respectively.

The Partnership completed a preliminary assessment of the allocation of the fair value of the real estate acquired from Calamar (including land, buildings, and equipment) in accordance with ASC 805 Business, Combinations. The allocation of the purchase price is preliminary pending the receipt of information necessary to identify and measure the real estate acquired. The Partnership expects to finalize the purchase price allocation by June 30, 2013.

The Calamar real estate assets, including personal property, consist of the following at period end:

Land	$840
Buildings and improvements	22,266
Less: accumulated depreciation and amortization	(101)

Total real estate, net	$23,008

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(11)	Identifiable Intangible Assets

The following table summarizes the Partnership’s identifiable intangible assets as of March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012
Insurance servicing agreement	$115,942	$115,942
Accumulated Amortization	(215)	(139)
Insurance licensing agreements	2,518	2,518
Leases in place-including above market leases of $2,674	7,673	7,673
Accumulated Amortization	(1,506)	(1,357)

Total	$124,412	$124,637

The Partnership also had software licensing intangibles of $525 (net of amortization of $63) and $588 (net of amortization of $0) as of March 31, 2013 and December 31, 2012, respectively.

(12)	Borrowings under Mortgage Notes Payable

The following table summarizes the Partnership’s outstanding mortgage notes as of March 31, 2013 and December 31, 2012:

	Interest Rate	Date of Mortgage Note	Maturity Date	March 31, 2013	December 31, 2012
Red Mortgage Capital, Inc (12 properties)	6.845%	June 2008	July 2015	$71,750	$71,978
Red Mortgage Capital, Inc (2 properties)	7.17%	September 2008	July 2015	7,301	7,332
KeyCorp Real Estate Capital Market, Inc (3 properties)	4.76%	April 2012	May 2022	15,488	15,549
Liberty Bank (1 property)	4.50%	January 2013	February 2020	7,680	—
Liberty Bank (1 property)	4.00%	July 2012	August 2019	10,575	—

Subtotal				112,794	94,859
Unamortized premium				336	373
Unamortized discount				(246)	—

Total				$112,884	$95,232

The mortgage loan obtained on June 26, 2008 requires a fixed monthly payment of approximately $489 for both principal and interest, until maturity in July 2015, at which time the then-outstanding balance of approximately $69,620 is due and payable. The mortgage loan obtained on September 30, 2008 (together with the June Bickford Loan, the “Bickford Loans”), provides for a fixed monthly debt service payment of approximately $52 for principal and interest until the maturity in July 2015 when the then outstanding balance of approximately $7,080 is due and payable. In addition, the Partnership is required to make monthly escrow payments for taxes and reserves for which it is reimbursed by the Bickford Master Lessee under the Bickford Master Lease. Both mortgage loans are serviced by and payable to Red Mortgage Capital, Inc. and contain prepayment restrictions that impact the Partnership’s ability to refinance either of

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

the mortgage loans prior to 2015. The Bickford Loans are secured by separate cross-collateralized, cross-defaulted first priority mortgages/deeds of trust on each of the Bickford properties. The Bickford Loans are non-recourse to the Partnership except for certain non-recourse carve outs (customary for transactions of this type), as provided in the related guaranty agreements for the Bickford Loans. Each Bickford Loan contains typical representations and covenants for loans of this type. A breach of the representations or covenants could result in a default under each of the Bickford Loans, which would result in all amounts owing under each of the Bickford Loans to become immediately due and payable since all of the Bickford Loans are cross-defaulted. As of March 31, 2013, the Bickford Loans had a weighted average rate of 6.88% and the Partnership was in compliance with respect to the financial covenants related to the Bickford Loans.

On June 28, 2013, Care Investment Trust Inc., completed the sale of its membership interests in Care YBE Subsidiary LLC as described in Note 26 (Subsequent Events). As a result of this transaction, the remaining principal balance of the Red Mortgage Capital Inc. debt was extinguished.

On September 20, 2011, in connection with the acquisition of the Greenfield properties, the Partnership entered into the Bridge Loan with KeyBank National Association in the principal amount of approximately $15,500 (the Bridge Loan). The Bridge Loan bore interest at a floating rate per annum equal to Libor plus 400 basis points, with no Libor floor, and provided for monthly interest and principal payments commencing on October 1, 2011. The Bridge Loan was scheduled to mature on June 20, 2012. On April 24, 2012, the Partnership refinanced the Bridge Loan for the Greenfield properties by entering into three separate non-recourse loans (each a “Greenfield Loan” and collectively the “Greenfield Loans”) with KeyCorp Real Estate Capital Markets, Inc. (KeyCorp) for an aggregate amount of approximately $15,680. The Greenfield Loans bear interest at a fixed rate of 4.76%, amortize over a 30-year period, provide for monthly interest and principal payments commencing on June 1, 2012 and mature on May 1, 2022. The Greenfield Loans are secured by separate cross-collateralized, cross-defaulted first priority deeds of trust on each of the Greenfield properties. The Greenfield Loans are non-recourse to the Partnership except for certain non-recourse carveouts (customary for transactions of this type), as provided in the related guaranty agreements for each Greenfield Loan. Each Greenfield Loan contains typical representations and covenants for loans of this type. A breach of the representations or covenants could result in a default under each of the Greenfield Loans, which would result in all amounts owing under each of the Greenfield Loans to become immediately due and payable since all of the Greenfield Loans are cross-defaulted. In June 2012, KeyCorp sold each of the Greenfield Loans to Federal Home Loan Mortgage Corporation (Freddie Mac) under Freddie Mac’s Capital Markets Execution (CME) Program. As of March 31, 2013, the Partnership was in compliance with respect to all financial covenants related to the Greenfield Loans.

Effective February 2013, in connection with the acquisition of a 75% interest in Care Cal JV LLC by Care, the properties are encumbered by two separate loans from Liberty Bank with an aggregate balance of $18,255 as of March 31, 2013. Both of these loans amortize over a thirty year period at the fixed rates outlined in the table above. These loans are secured by separate first priority deeds of trust on each of the properties. Each of these loans contains typical representations and covenants for loans of this type. A breach of representations or covenants could result in a default under each of these loans, which would result in all amounts owing under the applicable loan to become immediately due and payable.

(13)	Notes Payable

In connection with the acquisition disclosed in Note 2, the Partnership through its subsidiary PFG, issued a note in July 2012 in the amount of $100 million to a third party. The note bears an annual interest rate of 12.66% and provides for monthly interest and principal payments commencing on August 15, 2012, with final payment on July 15, 2022. Common stock shares of Philadelphia Financial Administration Services Company, the borrower, serve as collateral for the note payable.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

On December 28, 2012, the Partnership issued a note payable in the amount of $2,500 at an annual interest rate of 5%. This note was payment for 6.60% of the issued and outstanding Series A Preferred stock and 8.80% of the issued and outstanding Common Shares of PFG. The term of this note is an eighteen month period commencing at the time the ownership of the securities is transferred. The following table summarizes the balance and payment activity of the notes:

Opening Balance on July 31, 2012	$100,000
Principal payments	(2,083)
Additional note December 28, 2012	2,500

Unpaid principal balance at December 31, 2012:	100,417
Principal payments	(1,251)

Unpaid Principal balance at March 31, 2013	$99,166

Interest expense of $3,266 was incurred on the notes for the period ended March 31, 2013.

The Partnership includes in its consolidated balance sheets the debt obligations used to finance the investment in corporate loans and other investments owned by the Tiptree CLOs. The carrying amount of the notes represent the accreted value from the initial consolidation at January 1, 2010 (based upon fair values as of December 31, 2009) through the measurement date using the effective interest method.

The tables below summarize the debt obligations of the CLOs consolidated by Tiptree as of March 31, 2013 and December 31, 2012:

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

	March 31, 2013
Description	Aggregate Principal amount	Spread over three Months LIBOR	Unamortized Discount	Carrying amount
Telos 3 (maturity October 2024)
Class A	$225,000	$1.42%	$—	$225,000
Class B	36,500	2.25%	—	36,500
Class C	26,500	3.00%	605	25,895
Class D	18,000	4.25%	867	17,133
Class E	15,000	5.50%	1,587	13,413
Class F	6,000	5.50%	779	5,221
Subordinated	24,000	—	1,191	22,809

Telos 2 (maturity April 2022)
Class A-1	241,000	0.26%	33,164	207,836
Class A-2	40,000	0.40%	9,378	30,622
Class B	27,500	0.55%	8,074	19,426
Class C	22,000	0.95%	10,043	11,957
Class D	22,000	2.20%	12,461	9,539
Class E	16,000	5.00%	13,302	2,698
Subordinated	2,000	—	1,703	297

Telos 1 (maturity October 2021)
Class A-1D	80,000	0.27%	10,811	69,189
Class A-1R	30,000	0.29%	4,055	25,945
Class A-1T	110,000	0.27%	14,865	95,135
Class A-2	60,000	0.40%	13,823	46,177
Class B	27,200	0.49%	7,843	19,357
Class C	22,000	0.85%	9,870	12,130
Class D	22,000	1.70%	12,175	9,825
Class E	16,000	4.25%	13,085	2,915
Subordinated	40,223	—	27,708	12,515

	$1,128,923		$207,389	$921,534

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

	December 31, 2012
Description	Aggregate Principal amount	Spread over three Months LIBOR	Unamortized Discount	Carrying amount
Telos 2 (maturity April 2022)
Class A-1	$241,000	0.26%	$33,980	$207,020
Class A-2	40,000	0.40%	9,592	30,408
Class B	27,500	0.55%	8,248	19,252
Class C	22,000	0.95%	10,223	11,777
Class D	22,000	2.20%	12,633	9,367
Class E	16,000	5.00%	13,340	2,660
Subordinated	2,000	—	1,719	281

Telos 1 (maturity October 2021)
Class A-1D	80,000	0.27%	11,097	68,903
Class A-1R	30,000	0.29%	4,163	25,837
Class A-1T	110,000	0.27%	15,258	94,742
Class A-2	60,000	0.40%	14,163	45,837
Class B	27,200	0.49%	8,026	19,174
Class C	22,000	0.85%	10,065	11,935
Class D	22,000	1.70%	12,371	9,629
Class E	16,000	4.25%	13,148	2,852
Subordinated	40,223	—	28,145	12,078

	$777,923		$206,171	$571,752

(14)	Income Taxes

To the extent the source of income being derived by the Partnership is effectively connected income (ECI) or fixed, determinable, annual, or periodical income (FDAP), the Partnership will fulfill its nonresident alien withholding requirement as it pertains to the non-U.S. LP unit holders. Tiptree is a Limited Partnership which generally passes income to its partners. Since separate returns are filed for each subsidiary under Tiptree that are required to file returns, separate deferred tax assets and valuations allowance determinations are made. These subsidiaries file returns in various state jurisdictions, and as such may have state withholding obligations arise. If this event arises, the Partnership will take all necessary steps to comply with these withholding requirements.

MFCA

In June, 2011, MFCA merged with the Partnership and became a wholly owned subsidiary. Prior to this, MFCA qualified as a partnership for U.S. federal income tax purposes. As a partnership, MFCA did not pay U.S. federal income tax and was treated as a pass through entity. As a result of the merger, MFCA filed a final short-period 2011 tax return and became a disregarded entity for tax purposes. MFCA Funding Inc., a wholly owned subsidiary of MFCA is organized as a C-corporation for U.S. federal income tax purposes and will pay U.S. federal income tax. Further, MFCA may be subject to certain state and local income taxes.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

At March 31, 2013, the taxable subsidiary had net operating loss carry forwards for tax purposes of $1,506 and net capital loss carry forwards of $22,204. The net operating losses may be carried forward to reduce taxable income through the years 2027 of $652, 2028 of $246, 2029 of $120, 2030 of $132, 2031 of $150, 2032 of $167, and 2033 of $18. The net capital losses may be carried forward to reduce capital gains through the year 2013 of $22,204.

At December 31, 2012, the taxable subsidiary had net operating loss carry forwards for tax purposes of $1,487 and net capital loss carry forwards of $22,204. The net operating losses may be carried forward to reduce taxable income through the years 2027 of $652, 2028 of $246, 2029 of $120, 2030 of $132, 2031 of $150, and 2032 of $189. The net capital losses may be carried forward to reduce capital gains through the year 2013 of $22,204.

The components of net deferred tax asset are summarized below:

	March 31, 2013	December 31, 2012
Deferred tax asset:
Unrealized gains on municipal bonds	$(58)	$(78)
Net capital loss carryforward	7,771	7,771
Net operating loss	527	521

Total	8,240	8,214
Less:
Valuation allowance	(8,240)	(8,214)

Net tax asset	$—	$—

Income tax expense consisted of the following:

	Three Months Ended March 31,
	2013	2012
Deferred tax expense	$(26)	$(81)
Change in valuation allowance	26	81

Net deferred tax expense	$—	$—

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

PFG

Deferred income tax assets and liabilities have been recorded for temporary differences between the reported amount of assets and liabilities in the accompanying financial statements and those in the PFG’s income tax returns. Management believes the existing net deductible temporary differences are realizable on a more likely than not basis. The sources of these differences and the approximate tax effect as of March 31, 2013 and December 31, 2012 are as follows:

	2013	2012
Unamortized policy acquisition costs	$11,074	$10,863
Net operating loss carryforward	8,205	9,540
Ceded premiums due and deferred	308	306
Acquisition costs	—	471
Compensation related	171	230
Other	639	284
Valuation allowance	(174)	(130)

Total deferred tax assets	20,223	21,564

Insurance policies and contracts acquired	(14,324)	(14,483)
Intangible Assets	(1,594)	(1,484)
Unrealized gains on investments	(188)	(213)
Adjustment for market reserve	—	(42)

Total deferred tax liabilities	(16,106)	(16,222)

Net deferred tax asset	$4,117	$5,342

The Partnership has net operating loss carryforwards associated with its life insurance operations of $19,263, as of March 31, 2013, which have been generated by taxable losses in 2010, 2011 and 2012, and if unused will expire in 2025, 2026 and 2027, respectively. Management has determined that these deferred tax assets are more likely than not to be realized in the future.

The Partnership has net operating loss carryforwards associated with its nonlife operations of $4,059, as of March 31, 2013, which have been generated by taxable losses, and if unused will expire between 2019 and 2032. In 2008, management made the determination that it is not more likely than not that the deferred tax assets associated with the net operating loss carryforwards existing at the time will be realized. Consequently, a full valuation allowance was established on these deferred tax assets, and subsequently on those attributable to net operating losses generated in 2009 and 2010. During 2012, management made a determination that it is more likely than not that the net operating losses will be utilized in the future. As a result of this determination, a valuation allowance in the amount of $2,282 was released in 2012. During 2012, an additional valuation allowance of $130 was added. There were no adjustments to valuation allowance for the period ended March 31, 2013.

Management has determined that the deferred tax assets, after reduction for valuation allowance, are more likely than not to be realized in the future.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

Current income tax payable was $22 and $446 at March 31, 2013 and December 31, 2012, respectively.

As of March 31, 2013 and December 31, 2012, the Partnership had no material unrecognized tax benefits or accrued interest and penalties. The Partnership’s policy is to account for interest as a component of interest expense and penalties as a component of other expense. The major tax jurisdiction for the Partnership is the U.S. U.S. federal tax years 2009 through 2011 were open for examination as of March 31, 2013.

Care

Care is taxed as a REIT under Section Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT, Care must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income to stockholders. As a REIT, Care generally will not be subject to U.S. federal income tax on taxable income that is distributed to its stockholders. For the year ended December 31, 2012, Care’s taxable income did not exceed cumulative dividend distributions. If Care fails to qualify as a REIT in any taxable year, it will then be subject to U.S. federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four (4) years following the year during which qualification is lost unless the Internal Revenue Service grants it relief under certain statutory provisions. Such an event could materially adversely affect its net income and net cash available for distributions to stockholders.

As a result of the Contribution Transactions, it is expected that the Combined Company will not qualify to be taxed as a REIT for Federal income tax purposes effective January 1, 2013 due to the nature of the assets and the businesses currently conducted by Tiptree. The estimated amount of tax as a result of the Combination Transactions and the resulting change in Tiptree’s tax status is $3,462.

TAMCO

TAMCO is a majority-owned subsidiary of TAMCO Manager, Inc. (TAMCOM), which files a consolidated U.S. federal income tax return. TAMCO, formed in 2012, has a current income tax payable of $191, consisting of $104 in federal tax and $87 in state, city and Metropolitan Transit Authority (MTA) tax, as of March 31, 2013. TAMCO has no deferred income tax assets or liabilities nor any operating loss carryforwards.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(15)	Separate Accounts

Information regarding the separate accounts as of and for the period ended March 31, 2013 and year ended December 31, 2012 is as follows:

	Nonguaranteed Separate Accounts
	March 31, 2013	December 31, 2012
Premiums, considerations or deposits Reserves:	$156,559	$363,169
For accounts with assets valued at fair value	4,302,576	4,032,895

Total reserves	$4,302,576	$4,032,895

By withdrawal characteristics:
Subject to discretionary withdrawal at fair value	$4,302,576	$4,302,895

Total reserves	$4,302,576	$4,302,895

(16)	Convertible Preferred Units

On April 1, 2011, the Partnership issued 1,517,429 convertible preferred units (Preferred Units) at a purchase price of $21.17 per unit or a total price of $32,124. Each Preferred Unit is convertible at the option of the holder into one Tiptree limited partnership common unit (Common Units). Each Preferred Unit is treated on an “as converted” basis as it pertains to voting rights. The Preferred Units are senior to Common Units with respect to distribution rights and liquidation preference. Net proceeds from the transaction were $30,487. Issuance costs of $1,637 were recorded as a reduction in partnership capital.

To the extent there is net income, the Partnership will pay holders of Preferred Units quarterly dividends at an initial rate of 7% per annum for the first twelve months. This rate increases to 8% per annum for the twelve to eighteen month period, then 9% per annum for the eighteen to twenty-four month period, and then 10% per annum for the period after twenty-four months. In addition to these cash distributions, to the extent there is net income, the Preferred Units shall also accrete quarterly at the same per annum rate scale. Aside from a holder’s ability to convert the Preferred Units into Common Units, an automatic conversion will occur upon a consummation of a qualified transaction. A qualified transaction is defined as any a transaction in which: (i) the Partnership consolidates or merges with or into another person who thereby acquires more than 50% of the surviving entity; (ii) the Partnership sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Partnership to another person; (iii) the Partnership consummates a purchase agreement or other business combination with another person who thereby acquires more than 50% of the outstanding partnership units; (iv) any person makes a tender or exchange offer that is accepted by the unit holders of more than 50% of the outstanding partnership units (on an as-converted basis); (v) any person or group otherwise becomes the beneficial owner, directly or indirectly, of either 50% or more of the outstanding partnership units or 50% or more of the partnership units not held by such person(s) as of April 1, 2011; (vi) the Partnership, directly or

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

indirectly, in one or more related transactions consolidates or merges with or into another person whose securities are traded on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange or The NYSE Amex Equities in which unit holders of the Partnership receive securities of the surviving entity that continue to be traded on one of the foregoing exchanges; or (vii) the Partnership consummates an underwritten public offering. The Preferred Units shall be automatically redeemed by the Partnership at a redemption price equal to the accrued Preferred Unit amount based on the following schedule; one-third on the third anniversary of the issuing date, one half of the remaining amount on the fourth anniversary of the issuing date, and the remainder on the fifth anniversary of the issuing date. The Partnership did not make any cash distribution for the periods ended March 31, 2013 and 2012. As of the completion of the Contribution Transactions on July 1, 2013, each Convertible Preferred unit automatically converted into one common unit as the Contribution Transactions constituted a qualified transaction under the terms of the Partnership Agreement.

(17)	Limited Partner Unit Incentive Plan

On June 12, 2007, the Partnership’s Board of Directors adopted Tiptree’s 2007 LP Unit Incentive Plan and 2007 LP Unit Incentive Plan for Non-Natural Persons (collectively, the Plan). A total of 900,000 Common Units were reserved and available for issuance under the Plan. The Partnership granted 540,000 options to purchase Common Units to Tricadia Capital. In addition, certain directors of the Partnership have been granted 172,345 of the restricted Common Units issued and 191,165 restricted Common Units have been granted to Tricadia Capital employees and its affiliates. Former Tricadia Capital employees have forfeited 3,510 of these restricted Common Units.

Options

Under the terms of the Plan, option exercise prices are equal to the fair market value of the Common Units at the date of grant; the option exercise date on any vested option units is any time prior to the tenth anniversary of the grant date; and option units shall vest and become nonforfeitable with respect to one-third of the option units initially granted on each of the first, second, and third anniversaries of the grant date; vesting periods are three years.

Upon exercise of a unit option, the Partnership will receive cash in the amount of the exercise price and consequently issues a new unit from remaining authorized but unissued units outstanding.

As of March 31, 2013 and December 31, 2012, 540,000 options are vested and outstanding. As of March 31, 2013 and December 31, 2012, there are no unvested options outstanding.

The following tables summarize information regarding outstanding and exercisable options as of March 31, 2013 and December 31, 2012:

	Outstanding	Exercisable
March 31, 2013:
Number of units under option	540,000	540,000
Weighted average exercise price per unit	$15.00	$15.00
Aggregate intrinsic value	$5,670	$5,670
Weighted average contractual term remaining	4.25	4.25

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

	Outstanding	Exercisable
December 31, 2012:
Number of units under option	540,000	540,000
Weighted average exercise price per unit	$15.00	$15.00
Aggregate intrinsic value	$5,670	$5,670
Weighted average contractual term remaining	4.70 years	4.70 years

There were no exercises of unit options for the periods ended March 31, 2013 and December 31, 2012. As of March 31, 2013 and 2012, all compensation costs related to unit options have been recognized. There was no option unit expense for the three month periods ended March 31, 2013 and 2012.

Restricted LP units

A holder of the restricted LP units, as per the terms of the Plan, have all of the rights of a unit holder, including the right to vote and receive distributions. The restricted LP units shall vest and become nonforfeitable with respect to one-third of Tiptree units granted on each of the first, second, and third anniversaries of the date of the grant.

The following table summarizes restricted LP unit activity which includes the periods ended March 31, 2013 and December 31, 2012:

Number of shares
Unvested units as of December 31, 2011	35,201
Granted	0
Vested	(32,900)
Forfeited	—

Unvested units as of December 31, 2012	2,301
Granted	—
Vested
Forfeited	—

Unvested units as of March 31, 2013	2,301

In accordance with ASC Topic 505, Equity, the Partnership has determined that the measurement date for restricted LP units awarded to nonemployees occurs when the units vest. The fair value of unvested LP units granted to nonemployees is initially estimated based on the fair value of the individual assets and liabilities of the Partnership on the date of grant, and subsequently re-measured on each reporting date throughout the vesting period with changes in fair value during the requisite service period being recognized as compensation cost through that period. The per unit fair value of unvested LP units was $18.47 and $26.36 as of March 31, 2013 and December 31, 2012, respectively.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

As of March 31, 2013, the total unrecognized compensation cost related to restricted units was $16, which is expected to be recognized as compensation expense over a weighted average period of 0.9 years. Total unrecognized compensation cost was $45 for the period ended March 31, 2012.

Restricted unit expense was $6 and $7 for the periods ended March 31, 2013 and 2012 respectively, these expenses are included within non cash compensation expense in the consolidated statements of operations.

(18)	Related Party Transactions

(a)	Mariner Investment Group LLC

Tricadia Holdings, L.P., the parent of Tiptree Capital, and Mariner Investment Group, LLC (Mariner), have a relationship and ongoing services agreement under which a portion of Mariner’s revenues are tied to the success of Tiptree Capital. Under the services agreement, Mariner provides certain support services to Tricadia Capital and its affiliates including back office, human resources, marketing, compliance, legal support, and investor relations. The Partnership believes that this relationship and the services agreement enhance Tricadia’s operational infrastructure. However, Mariner is not responsible under the services agreement for the Partnership’s day-to-day business, operations, risk monitoring or supervision. In addition, the Partnership has retained Back Office Services Group, Inc. (BOSG), an affiliate of Mariner, to perform certain back office, administrative and accounting services for the Partnership.

(19)	Allocation of Net Income or Net Loss

Net income or net loss for any allocation period is allocated among the partnership unitholders in the proportion that each LP unit represents to all of the outstanding LP units.

(20)	Concentration of Credit Risk

(a)	Counterparties

The Partnership is subject to certain inherent credit risks arising from its transactions involving counterparties to CDS and IRS positions. As of March 31, 2013, the CDS positions have a cumulative notional amount of $15,000 and a fair value of $250. The counterparty for all of these CDS positions is Bank of America, N.A. Morgan Stanley Capital Services, Inc. is also a counterparty to an IRS contract with a $20,000 notional and fair value of approximately $(2,909).

The Partnership’s policy is to monitor its market exposure and counterparty risk through the use of various credit exposure reporting and control procedures.

(b)	Transactions with Custodians and Trustees

Tiptree, TAMCO and Care maintain unrestricted cash and cash equivalents and certain financial positions in accounts held by J.P. Morgan Securities Inc., its custodian pursuant to a custodial agreement. MFCA held substantially all of its cash and cash equivalents with U.S. Bank. PFG held substantially all of its cash and cash equivalents with Wilmington Trust. If these and other agents do not fulfill their obligations, the Partnership may be exposed to risk. The risk of default depends on the creditworthiness of the agent. The Partnership limits its credit risk by selecting financial institutions considered to be highly creditworthy.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(21)	Reinsurance

PFG reinsures portions of its insurance risks with other insurers as is customary in the industry. The following table provides additional information on PFG’s direct and ceded business as of March 31, 2013 and December 31, 2012:

	Direct amount	Ceded to other companies	Net amount
March 31, 2013:
Life insurance in force	$4,728,714	$3,563,149	$1,165,565
Deposits	156,822	2,615	154,207

December 31, 2012:
Life insurance in force	$4,717,279	$3,587,345	$1,129,934
Deposits	342,244	10,537	331,707

On October 29, 1999 and immediately prior to the acquisition of AGL by PFG, AGL entered into two reinsurance agreements with a reinsurance company (the reinsurer). Under the first reinsurance agreement, the reinsurer assumed as direct obligations approximately 90% of AGL’s in force ordinary life and annuity business and 100% of AGL’s accident and health business.

Under the second reinsurance agreement effective October 29, 1999, the PFG reinsured all of it’s remaining in force ordinary life and annuity business to the reinsurer. The amount coinsured with the reinsurer is 100% of the policy obligations relating to the business. As of March 31, 2013 and December 31, 2012, ordinary life and annuity polices with reserves totaling $7,297 and $7,302, respectively, were reinsured with the reinsurer. PFG also ceded reserves to other reinsurers of $1,508 and $1,500 at March 31, 2013 and December 31, 2012 respectively. During the first three months of 2013 and fiscal 2012, PFG ceded premiums of $2,614 and $10,537, respectively, to reinsurers and reported ceded death benefits of $0 and $2,385 during 2013 and 2012, respectively.

Should any reinsurer be unable to fulfill its obligation at the time of a claim, the ultimate liability remains with PFG as primary insurer. PFG evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers in order to minimize exposure to significant loss from reinsurer insolvencies.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(22)	Commitments and Contingencies

Contractual Obligations

The table below summarizes Care’s, PFG’s, and TAMCO’s contractual obligations as of March 31, 2013:

	2013	2014	2015	2016	2017	Thereafter	Total
Mortgage notes payable and related interest(1)	$6,410	$8,546	$82,446	$2,064	$2,064	$34,872	$136,402
Base Service fee obligations (2)	360	—	—	—	—	—	360
Notes payable (3)	4,164	7,667	10,000	10,000	10,417	54,417	96,665
Notes payable CLOs (4)	—	—	—	—	—	1,128,923	1,128,923
Operating lease obligations (5)	176	234	240	248	248	300	1,446

Total	$11,110	$16,447	$92,686	$12,312	$12,729	$1,218,512	$1,363,796

(1)	Mortgage notes payable include mortgage notes entered into by Care in connection with its acquisition of several properties (see Note 12 “Borrowings under Mortgage Notes”)
(2)	Care subsidiary TREIT base service fee, subject to increase or decrease based on changes in stockholders’ equity.
(3)	Note payable relates to Philadelphia Financial acquisition of the administrative services rights from The Hartford (See Note 13.“Notes Payable”).
(4)	CLO notes payable principal is payable at stated maturity, 2021 for Telos 1, 2022 for Telos 2 and 2024 for Telos 3.
(5)	Minimum rental obligations for Care and PFG office leases.

For the period ended March 31, 2013 and 2012, rent expense for Care’s and PFG’s office leases was $393 and $184, respectively.

Litigation

PFG

PFG is involved in various legal proceedings and litigation and threatened litigation. Such actions are not yet at a stage where management is able to make an assessment of whether an adverse judgment against PFG is likely and, in such event, whether any such adverse judgment would likely have a material effect on the financial position of PFG.

In an action entitled Carol B. Curran et al., on behalf of themselves and all others similarly situated v. AGL Life Assurance Company, et al, Case No. 2009CV907, plaintiffs filed a class action in August 2009 in the District Court of Boulder County, Colorado against Philadelphia Financial’s subsidiaries PFLAC, Philadelphia Financial Distribution Company, and Joseph A. Fillip, Jr., Philadelphia Financial’s Executive Vice President and General Counsel (the AGL Defendants), and other parties. Plaintiffs asserted various claims under Colorado statutory and common law, including state securities act claims, breach of fiduciary duty, negligence, civil conspiracy, and fraudulent omission.

On March 15, 2013, the court granted its preliminary approval to a class settlement of the proceeding. On May 28, 2013, the court held a final hearing to approve the settlement. On May 29, 2013, the court adopted the proposed order approving the settlement and dismissing the case. The Phoenix Companies (from whom Tiptree acquired Philadelphia Financial) has agreed to indemnify Philadelphia Financial in connection with this litigation.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

In addition to the matter described above, Tiptree and its other subsidiaries are parties to legal proceedings in the ordinary course of their business. Although Tiptree’s legal and financial liability with respect to such proceedings cannot be estimated with certainty, Tiptree does not believe that these proceedings, either individually or in the aggregate, are likely to have a material adverse effect on Tiptree’s financial position or results of operations.

(23)	Earnings Per Share

The Partnership calculates basic net income per common unit based on the Partnership’s units outstanding as well as its unvested restricted units. The unvested restricted units are included because they are eligible to receive distributions. Diluted net income for the period takes into account the effect of dilutive instruments, such as options on common partnership units, but uses the average unit price for the period in determining the number of incremental units that are to be added to the weighted average number of common partnership units outstanding. Net income allocable to common unit holders is determined by subtracting from net income convertible preferred distributions, common and restricted stock unit distributions and applying an allocation percent which is determined by dividing the number of common units by the total of the number of convertible preferred units and common units.

The following table presents a reconciliation of basic and diluted net income per common unit for the three month period ended March 31, 2013 and 2012:

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

	2013	2012
	(In thousands, except per unit data)
Basic:
Net income as reported	$4,614	$7,875
Less: convertible preferred dividends	(813)	(1,724)
Common & restricted stock unit distributions	—	(6,850)
Allocation percent (1)	89.41%	87.50%
Net income allocable to common unit holders	$3,398	$6,238
Weighted average number of common units outstanding	12,817	10,258

Basic net income per unit	$0.27	$0.61

Diluted:
Net income as reported	$4,614	$7,875
Less: convertible preferred dividends	(813)	(1,724)
Common & restricted stock unit distributions	—	(6,850)
Allocation percent(1)	89.41%	87.50%
Net income allocable to common unit holders	$3,398	$6,238
Weighted average number of common units outstanding	12,817	10,258
Effect of diluted securities:
Stock options	178	207
Warrants	—	—
Diluted potential common shares	12,995	10,465

Diluted net income per unit	$0.26	$0.60

Included in the diluted earnings per unit computation for all periods presented are 540,000 incremental shares from the assumed exercise of dilutive units computed using the treasury stock method.

(1)	Allocation percent is defined as: common units as a percent of total units, including convertible preferred

(24)	Distributions

For the three month period ended March 31, 2013, the Board of Directors did not approve any cash distributions.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

March 31, 2013

(25)	Accumulated Other Comprehensive Income

Activity in accumulated other comprehensive income/ (loss) (AOCI), net of tax, for the periods ended March 31, 2013 and 2012, was as follows:

	Unrealized gains/ (losses) on securities	Net change in % ownership of subsidiaries	Total
Balance at December 31, 2011	$374	$1,559	$1,933
Period change	(19)	(59)	(78)

Balance at March 31, 2012	$355	$1,500	$1,855

Balance at December 31, 2012	$311	$4,527	$4,838
Other comprehensive income before reclassification Amounts reclassified from AOCI	20	—	20
Period change	(65)	(58)	(123)

Balance at March 31, 2013	$266	$4,469	$4,735

The following table presents the reclassification adjustments out of AOCI included in net income and the impacted line items on the income statement for the period ended March 31, 2013:

Components of AOCI	Amount reclassified from AOCI	Affected line item in statement where net income is presented
Unrealized gains/ (losses) on available for sale securities	$31	Non-interest income-net gain on sale of securities
	—	Non-interest income- net impairment loss in earnings
	31	Net change before tax
	11	Tax expense

	$20	Net change after tax

Net change in % ownership of subsidiaries realized in net income	$—	Non-controlling interest portion of net income
	$—	Net change

(26)	Subsequent Events

The Partnership has evaluated events that have occurred from March 31, 2013 through August 6, 2013 (the date these consolidated financial statements were filed), and except as already included in the notes to the consolidated financial statements, it has determined that no events have occurred that would require recognition or additional disclosures in these audited consolidated financial statements to prevent them from being misleading.

On June 24, 2013, Care Investment Trust Inc., entered into the Membership Interest Purchase Agreement with Care YBE Subsidiary LLC and NHI-Bickford Re, LLC relating to the purchase and sale of 100% of the membership interests of Care YBE. Pursuant to the agreement, upon closing of the membership interest purchase transaction, Care will sell 100% of the membership interests in Care YBE for the purchase price of $122.8 million, subject to certain allocations, credits and adjustments as described in the Agreement. The membership interest purchase transaction closed on June 28, 2013.

On July 1, 2013 (the Closing Date), the Partnership completed the previously announced transaction between Tiptree Financial Partners, LP and Care, as described on page 56 of Care’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 13, 2013. In connection with the closing of the transaction, Care changed its name to “Tiptree Financial Inc.” and will remain a public company.

On July 24, 2013, the Partnership made a subsequent investment of $2,690 in Siena Capital Finance LLC. In April 2013, the Partnership had committed $10,000 to purchase a majority of the voting equity interests in Siena Capital Finance LLC. As of March 31, 2013, $7,310 of the commitment had been funded.

On August 6, 2013, Telos entered into a new $100,000 credit facility for Telos CLO 2013-5, Ltd., which is expected to close in the fourth quarter of 2013.